FORMATION/CONTRIBUTION AGREEMENT


     THIS FORMATION/CONTRIBUTION AGREEMENT dated as of the 7th day of September 1997 by and among ROYALE INVESTMENTS, INC., a Minnesota corporation ("Royale"), H/SIC CORPORATION, a Delaware corporation ("H/SIC"), STRATEGIC FACILITY INVESTORS, INC., a Delaware corporation ("Strategic"), the sole general partner of BLUE BELL INVESTMENT COMPANY, L.P., a Delaware limited partnership ("Blue Bell, L.P."); SOUTH BRUNSWICK INVESTMENT COMPANY, LLC, a New Jersey limited liability company ("SBIC"), a general partner of SOUTH BRUNSWICK INVESTORS, L.P., a Delaware limited partnership ("Brunswick, L.P."), COMCOURT INVESTMENT CORPORATION, a Pennsylvania corporation ("ComCourt Corporation"), the sole general partner of COMCOURT INVESTORS, L.P., a Delaware limited partnership ("ComCourt Investors, L.P."), and GATEWAY SHANNON DEVELOPMENT CORPORATION, a Pennsylvania corporation ("Gateway"), the sole general partner of 6385 FLANK DRIVE, L.P., a Pennsylvania limited partnership ("Flank, L.P.").

     1. Definitions:

     All terms not otherwise defined in this Formation/Contribution Agreement shall have the meanings set forth in this Section 1.

     "Advisory Agreement" means the existing Amended and Restated REIT Advisory Agreement dated as of November 22, 1995 between Royale and Crown, attached hereto as Exhibit "Advisory Agreement".

     "Agreement" shall mean this Formation/Contribution Agreement.

     "Blue Bell, L.P." shall mean Blue Bell Investment Company, L.P., a Delaware limited partnership.

     "Brunswick, L.P." shall mean South Brunswick Investors, L.P., a Delaware limited partnership.

     "Closing" shall mean the closing of the Transactions.

     "Closing Date" shall mean a date which occurs on or before one hundred twenty (120) days after the date of this Agreement, and shall be the earliest date at which the conditions precedent to Closing can or have been satisfied.


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     "Code" shall mean the Internal Revenue Code of 1986 as amended.

     "ComCourt Corporation" shall mean ComCourt Investment Corporation, a Pennsylvania corporation, the sole general partner of ComCourt Investors.

     "ComCourt Investors, L.P." shall mean ComCourt Investors, L.P., a Delaware limited partnership.

     "Common Units" shall mean 3,181,818 common partnership units in the UPREIT in the aggregate (which, together with the Preferred Units, shall be the aggregate consideration for the Contributed Interests, Retained Interests, and H/SIC Assets). The Common Units will have a distribution yield equal to the dividend yield of Royale Common Stock and will be convertible into Royale Common Stock initially on a one for one basis (subject to the anti-dilution adjustments) and otherwise will have the terms and conditions set forth in the UPREIT Agreement.

     "Contributed Interests" shall mean 89% of the H/SIC Partnership Interests (including, without limitation, the H/SIC Partnerships Interests of the H/SIC General Partners) in each of Blue Bell, ComCourt Investors, L.P. and Flank, and 100% of the H/SIC Partnerships Interests in Brunswick, L.P. to be contributed to the UPREIT at Closing in exchange for Common Units and Preferred Units.

     "Contributors" shall mean the H/SIC Partners.

     "Coopers" shall mean Coopers & Lybrand, L.L.P.

     "Crown" shall mean Crown Advisors, Inc., a Minnesota corporation.

     "Flank, L.P." shall mean 6385 Flank Drive, L.P., a Pennsylvania limited partnership.

     "Gateway" shall mean Gateway Shannon Development Corporation, a Pennsylvania corporation, the sole general partner of Flank, L.P. and Central Pennsylvania, L.P.

     "H/SIC" shall mean H/SIC Corporation, a Delaware corporation owned equally by Jay H. Shidler and Clay W. Hamlin, III.


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     "H/SIC Assets" shall mean H/SIC's furniture, fixtures, equipment, proprietary assets, and rights to compensation for services performed after Closing under H/SIC's management contracts.

     "H/SIC General Partners" shall mean Strategic, Gateway, SBIC, and ComCourt Corporation.

     "H/SIC Limited Partners" shall mean the limited partners of the H/SIC Partnerships, as such limited partners are more particularly identified on Exhibit "H/SIC Partners".

     "H/SIC Partners" shall mean all of the general and limited partners of the H/SIC Partnerships, as more particularly identified, with each of their respective partnership interests, on "Exhibit H/SIC Partners".

     "H/SIC Partnerships" shall mean, collectively, Blue Bell, L.P., Brunswick, L.P., ComCourt Investors, L.P., and Flank, L.P. "H/SIC Partnership" shall mean any one (1) of the H/SIC Partnerships.

     "H/SIC Partnership Agreements shall mean collectively, the limited partnership agreements of Blue Bell, L.P., Brunswick, L.P., ComCourt Investors, L.P. and Flank, L.P. "H/SIC Partnership Agreement" shall mean any one (1) of the H/SIC Partnership Agreements.

     "H/SIC Partnership Interests" shall mean all of the partnership interests of the H/SIC Partners in the H/SIC Partnerships.

     "H/SIC Properties" shall mean, collectively, the nine (9) office properties totalling approximately 1,480,436 net rentable square feet owned by the H/SIC Partnerships, as more fully identified on Exhibit "H/SIC Properties". "H/SIC Property" shall mean any one (1) of the H/SIC Properties.

     "H/SIC Properties Indebtedness" shall mean approximately $99,000,000 of mortgage debt secured by the H/SIC Properties at the time of Closing. The H/SIC Properties Indebtedness will be prepayable and will bear interest at a fixed rate of 7.5% per year and will be on other terms acceptable to the H/SIC General Partners and Royale. The general terms of the "H/SIC Properties Indebtedness" are set forth on Exhibit "H/SIC Properties Indebtedness".


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     "H/SIC Corporation Shareholders" shall mean Jay H. Shidler and Clay W.
Hamlin, III, the owners of common stock of H/SIC.

     "Management Agreement" means the agreement to be entered into at Closing between Royale and Newco, a to be formed corporation owned by Vernon Beck and John Parsinen, pursuant to which Newco will manage all of Royale's net leased retail proper ties. The Management Agreement is set forth in Exhibit "Management Agreement".

     "Pennsylvania H/SIC Partnerships" shall mean Blue Bell, L.P., ComCourt Investors, L.P. and Flank, L.P.

     "Pennsylvania H/SIC Limited Partners" shall mean the limited partners of Blue Bell, L.P., ComCourt Investors, L.P. and Flank, L.P.

     "Pennsylvania H/SIC Partnership Agreements" shall mean the limited partnership agreements of Blue Bell, L.P., ComCourt Investors, L.P. and Flank, L.P.

     "Pennsylvania H/SIC Properties" shall mean the real estate owned by Blue Bell, L.P., ComCourt Investors, L.P. and Flank, L.P.

     "Preferred Units" shall mean convertible preferred partnership units of the UPREIT with an aggregate face value of $52,500,000.00 and a distribution yield of 6.5% per year (which, together with the Common Units, shall be the aggregate consideration for the Contributed Interests, Retained Interests, and H/SIC Assets). Preferred Units will be convertible into Common Units or Royale Common Stock at an initial conversion price of $7.00 per Common Unit or share of Royale Common Stock (subject to anti dilution adjustments), and will otherwise have the terms and conditions set forth in the UPREIT Agreement. Preferred Units issued at Closing may not be converted prior to the second anniversary of the Closing.

     "Registration Rights Agreement" shall mean an agreement between Royale and the H/SIC Partners pursuant to which Royale shall give the H/SIC Partners certain registration rights (commonly known as demand, shelf, and piggyback registration rights) with respect to Royale Common Stock to induce the H/SIC Partners to contribute the H/SIC Partnership Interests.


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     "Retained Interests Closing" shall mean the second closing which will take place on the date which is three (3) years and one (1) month after the Closing Date at which second closing the Retained Interests shall be contributed to the UPREIT in exchange for Common Units and Preferred Units.

     "Retained Interests" shall mean 11% of the H/SIC Partnership Interests held by Pennsylvania H/SIC Limited Partners not contributed in exchange for Units and Preferred Units at Closing, but contributed at the Retained Interests Closing in consideration for Common Units and Preferred Units.

     "Royale" shall mean Royale Investments, Inc., a Minnesota corporation which qualifies as a real estate investment trust pursuant to Section 856 of the Code. Royale shall be an internally managed and advised real estate investment trust.

     "Royale Acquisition Facility" shall mean the financing to be arranged by H/SIC for Royale for acquisitions of additional properties after the Closing, which financing is more particularly described on Exhibit "Royale Acquisition Facility".

     "Royale Common Stock" shall mean the common stock of Royale. Royale Common Stock is publicly traded.

     "Royale Properties" shall mean all of the net leased retail properties owned by Royale as of the date of this Agreement as more particularly described on Exhibit "Royale Properties."

     "Royale Properties Indebtedness" shall mean the mortgage debt secured by the Royale Properties and more particularly described on Exhibit "Royale Properties Indebtedness."

     "Strategic" shall mean Strategic Facility Investors, Inc., a Delaware corporation in the sole general partner of Blue Bell.

     "SBIC" shall mean South Brunswick Investment Company, LLC, a New Jersey limited liability company a general partner of Brunswick, L.P.

     "Transactions" shall mean collectively all of the transactions contemplated by this Agreement.

     "UPREIT" shall mean First Commercial, L.P., a Delaware limited partnership whose one percent (1%) sole general


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                                      -6-


partner shall be Royale and which will be the operating partnership or umbrella partnership in Royale's umbrella partnership real estate investment trust structure. UPREIT shall also include (a) any entity or entities (limited partnerships, corporations, or limited liability companies) controlled by the UPREIT or Royale and designated by the UPREIT to acquire any of the H/SIC Partnership Interests contributed by the H/SIC Partners in exchange for Common Units and Preferred Units, and (b) any directly or indirectly wholly owned subsidiary entities of First Commercial, L.P. designated by First Commercial, L.P. to enter into agreements relating to real estate or to own real estate for and on behalf of First Commercial, L.P.

     "UPREIT Agreement" shall mean the limited partnership agreement of the UPREIT which shall provide that Royale shall be the one percent (1%) sole general partner and whose provisions shall be the customary provisions typically found in the limited partnership agreements of operating partnerships in an umbrella partnership real estate investment trust structure, with such changes that may be necessary or desirable to reflect the specific terms of the Transactions and shall otherwise be in form and substance reasonably satisfactory to the H/SIC Partners and Royale. Certain general terms of the UPREIT Agreement are set forth on Exhibit "UPREIT Agreement Terms."

     2. General: Intention of the Parties.

     Royale, H/SIC, Strategic, SBIC, Gateway, and ComCourt Corporation are entering into this Agreement for the purpose of setting forth the terms of the Transactions pursuant to which the parties shall create an UPREIT. The UPREIT shall acquire the H/SIC Partnership Interests contributed by the H/SIC Partners in exchange for Common Units and Preferred Units.

     3. Structure.

     Royale and the H/SIC General Partners shall form the UPREIT prior to Closing. Pursuant to the terms of this Formation/Contribution Agreement,

     (a) The UPREIT will acquire the H/SIC Partnership Interests (including, without limitation, the H/SIC Partnership Interests of the H/SIC General Partners).

     (b) H/SIC will transfer the H/SIC Assets to Royale in accordance with Exhibit "H/SIC Management Transfer".


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                                      -7-


The UPREIT, through the H/SIC Partnerships, will have controlling ownership of the H/SIC Properties, and will focus on acquiring and operating commercial real estate properties.

     4. Board of Directors: Senior Management.

     (a) As a part of the Transactions. the Board of Directors of Royale will, at Closing, be expanded to seven (7) members. Four (4) of the Directors will be Directors nominated by the H/SIC General Partners; two (2) of the Directors nominated by the H/SIC General Partners shall be Independent Directors (as defined in Royale's bylaws). Three of the Directors shall be Directors nominated by the Board of Directors of Royale as constituted before Closing; two (2) of the Directors nominated by the Board of Directors of Royale as constituted before Closing shall be Independent Directors. Jay H. Shidler shall be the Chairman of the Board of Directors of Royale, and Vernon Beck shall be the Vice Chairman of the Board of Directors of Royale.

     (b) At Closing, the officers of Royale shall be the Officers set forth on Exhibit "Senior Management." At Closing, Royale and Clay W. Hamlin, III will enter into an employment agreement, in the form set forth in Exhibit "Senior Management." The powers, duties and responsibilities of the officers of Royale shall be as set forth in the bylaws of Royale or as established by the Board of Directors of Royale.

     5. Royale Offices.

     From and after the Closing Date, Royale will maintain offices at 3430 List Place, Minneapolis, Minnesota 55416 and One Logan Square, Suite 1105, Philadelphia, Pennsylvania 19103 (or, with respect to the Philadelphia office, at such location in the Philadelphia, Pennsylvania vicinity as Royale shall select).

     6. Advisory Agreement; Crown; Management Agreement.

     (a) At Closing, Crown shall transfer and assign to Royale, free and clear of all liens and encumbrances (other than the National City debt to be assumed by Royale), all of Crown's assets, including without limitation, the Advisory Agreement and all Royale Common Stock owned by Crown, and Royale shall purchase such assets and terminate the Advisory Agreement effective as of Closing. At Closing, Royale shall pay to Crown all accrued and unpaid fees due under the Advisory Agreement through Closing. In consideration for such transfer


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and assignment and for Crown relinquishing all of its rights (if any) for present and future compensation under the Advisory Agreement, including, without limitation, any other compensation in connection with the Transactions, Crown shall be paid at Closing an amount equal to One Million Three Hundred Fifty Thousand Dollars ($1,350,000) plus the value. (computed at $5.50 per share) of any Royale Common Stock transferred by Crown to Royale less Crown's National City debt in the amount of approximately $240,000 to be assumed by Royale. The net amount determined by the immediately preceding sentence shall be paid by Royale to Crown at Closing by the delivery of the number of shares of Royale Common Stock determined by dividing such net amount by $5.50 per share. Crown shall have piggyback registration rights with respect to such shares on terms mutually acceptable to Crown and Royale.

     (b) At Closing, Royale shall cause the Management Agreement to be executed and delivered.

     7. Consideration for Contribution of H/SIC Partnership Interests and Transfer of H/SIC Assets; Retained Interests.

     (a) (1) Royale, the H/SIC General Partners, and H/SIC have agreed that the net equity value of each of the H/SIC Properties, after deducting the amount of the H/SIC Properties Indebtedness, is as set forth on Exhibit "H/SIC Properties." and the value attributable to the H/SIC Assets is as set forth on Exhibit "H/SIC Management Transfer".

     (2) As consideration for the contribution of the H/SIC Partnership Interests to the UPREIT and the transfer of H/SIC Assets to Royale, the H/SIC Partners and H/SIC shall receive at the times specified in Section 7(b) and
Section 7(c), in the aggregate (A) 3,181,818 Common Units and (B) Preferred Units with a face value of $52,500.000. Royale, the H/SIC General Partners and H/SIC agree that the aggregate number of Common Units and the aggregate face value of the Preferred Units are to be divided among the H/SIC Partnerships and H/SIC as set forth on Exhibit "H/SIC Properties," and Exhibit "H/SIC Management Transfer" based on the net equity value of the H/SIC Properly owned by a specific H/SIC Partnership and on the value attributed to the H/SIC Assets in each case as shown on such Exhibits.

     (b) (1) In consideration for the contribution of the Contributed Interests at Closing, the H/SIC Partners in each H/SIC Partnership shall receive at Closing Common Units and Preferred Units (divided among the H/SIC Partnerships in


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                                      -9-


accordance with Exhibit "H/SIC Properties") distributed to each of the H/SIC Partners in accordance with "Exhibit "H/SIC Partners Unit Consideration." In consideration for the transfer of H/SIC Assets to Royale at Closing, H/SIC shall receive Common Units and Preferred Units at Closing in accordance with Exhibit "H/SIC Management Transfer"; H/SIC shall have registration rights with respect to Royale Common Stock on terms mutually acceptable to H/SIC and Royale.

     (2) Upon the contribution of the Contributed Interests to the UPREIT at the Closing, the Contributors holding the Retained Interests (the "Retained Partners") and the UPREIT shall enter into an amended and restated limited partnership agreement (the "Amended Pennsylvania H/SIC Partnership H/SIC Partnership Agreement") for the Pennsylvania H/SIC Partnerships containing such terms and conditions as are mutually agreeable to the UPREIT and the Retained Partners. The Amended Pennsylvania H/SIC Partnership Agreements shall provide, among other terms, that (A) the UPREIT (or its designee) is the general partner of the Pennsylvania H/SIC Partnerships and shall have exclusive authority to manage the Pennsylvania H/SIC Properties and the Pennsylvania H/SIC Partnerships, including without limitation the expenditure of funds and the distribution of cash flow, (B) the Retained Partners shall be limited partners and shall have no personal liability for any debts, obligations or claims of the Pennsylvania H/SIC Partnerships, and (C) the Retained Partners shall, in the aggregate, have a capital interest in the Pennsylvania H/SIC Partnerships equal to 11% of the aggregate capital of the Partnership. The Retained Partners shall retain full right, title and interest in and to the Retained Interests until the Retained Interests Closing.

     (c) (1) In consideration for the contribution of the Retained Interests by the Retained Partners at the Retained Interests Closing, the Retained Partners will receive Common Units and Preferred Units at the Retained Interests Closing distributed among the Retained Partners in accordance with Exhibit "H/SIC Partners Unit Consideration".

     (2) At the Retained Interests Closing, the Retained Partners shall (A) execute, acknowledge and deliver to the UPREIT substantially the same documents set forth in Section 20(b) and 20(c) with respect to the Retained Interests, each dated as of the date of the Retained Interests Closing and (B) execute an affidavit setting forth that all of the representations and warranties set forth in Section 9 (including, without limitation, subsection 9(d) relating to securities law matters) relating to the Retained Interests are true and cor-


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                                      -10-


rect in all material respects on the date of the Retained Interests Closing.

     (d) At Closing, the Contributed Interests shall be contributed to the UPREIT with the H/SIC Properties then being subject to the H/SIC Properties Indebtedness.

     (e) The contribution of the H/SIC Partnership Interests pursuant to this Agreement shall constitute a capital contribution under the UPREIT Agreement and is intended, except as otherwise required under Section 707 of the Code, to be governed by Section 721(a) of the Code, and the UPREIT, the H/SIC Partnerships, and Royale will report such contribution consistently with this Section. Because the contribution of the Contributed Interests will terminate the H/SIC Partnerships for federal income tax purposes, the parties to this Agreement agree that the H/SIC General Partners shall have the right and obligation to file final tax returns for the H/SIC Partnerships. The H/SIC Partnerships shall not terminate for any other purpose and shall continue to exist after Closing, each H/SIC Partnership continuing to own the H/SIC Property owned by such H/SIC Partnership.

     (f) Subject to compliance with applicable federal and state securities law requirements and Code requirements applicable to real estate investment trusts, the H/SIC Partners and H/SIC may elect to receive Royale Common Stock in lieu of Common Units by giving the H/SIC General Partners notice of such election at least ten (10) days before Closing or, as to the Retained Interests, at least ten (10) days before the Retained Interests Closing.

     8. Closing.

     Closing will take place on the Closing Date, commencing on 10:00 a.m. on the Closing Date at the offices of Saul, Ewing, Remick & Saul, Three Westlakes, Suite 150, 1055 Westlakes Drive, Berwyn, PA 19312, or at such other place as Royale and the H/SIC General Partners shall agree.

     9. H/SIC Partners Authorization: Representations and Warranties of Contributors.

     Attached hereto as Exhibit "H/SIC Partners Authorization Agreement" are brief summaries of agreements (the "H/SIC Partners Authorization Agreements") of the H/SIC Partners authorizing the Transactions and authorizing the H/SIC General Partners to proceed with the implementation and consummation of


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the Transactions. As part of the H/SIC Partners Authorization Agreements, each
Contributor, for himself, herself, or itself, shall make the following representations and warranties to Royale and the H/SIC General Partners for such Contributor only and for no other Contributor, all of which shall survive
Closing:

          (a) Authority. Such Contributor has the right, power and authority to enter into this Agreement and to contribute such Contributor's H/SIC Partnership Interests in accordance with the terms and conditions of this Agreement. This Agreement is the valid and binding obligation of such Contributor, enforceable against such Contributor in accordance with its terms.

          (b) No Defaults. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or result in a breach of, the terms, conditions, or provisions of or constitute a default under any agreement or instrument to which such Contributor is a party or by which such Contributor is bound, (ii) subject to any approval required under the H/SIC Properties Indebtedness, violate any restriction, requirement, covenant or condition to which such Contributor is subject or by which such Contributor is bound or (iii) constitute in violation of any code, resolution, law, statute regulation, ordinance, rule, judgment, decree or order to which such Contributor is subject or by which such Contributor is bound.

          (c) Ownership of Interests. Such Contributor owns the H/SIC Partnership Interests owned by such Contributor, as set forth on Exhibit "H/SIC Partners" hereto, free and clear of all liens, charges, encumbrances, restrictive agreements and assessments, other than restrictions on transfers and other similar provisions as set forth in the relevant H/SIC Partnership Agreement. Upon the contribution of such Contributor's H/SIC Partnership interest (or a portion thereof) to the UPREIT (or its designee(s)), the UPREIT will receive good and absolute title thereto, free from all liens, charges, encumbrances, restrictive agreements and assessments, whatsoever, other than restrictions on transfers and other similar provisions as set forth in the relevant H/SIC Partnership Agreement. Such Contributor hereby waives, with respect to the contribution contemplated by this Agreement, any "right of refusal" or other restriction on transfer set forth in the H/SIC Partnership Agreement of any H/SIC Partnership of which such


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                                      -12-


     Contributor is a partner. There are no outstanding options, contracts, calls, commitments or demands of any nature relating to the H/SIC Partnership Interests of such Contributor.

          (d) Securities Law Matters.

          (1) Such Contributor is an "accredited investor" as such term is defined under Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act");

          (2) Such Contributor's primary residence or principal place of business is in the state set forth on Exhibit "H/SIC Partners";

          (3) Such Contributor is acquiring the Common Units and Preferred Units or Royale Common Stock for such Contributor's account for investment purposes only and not with a present view to distribution;

          (4) Taking into account the information and resources such Contributor can practically bring to bear on the acquisition of the Common Units and Preferred Units in the UPREIT or Royale Common Stock contemplated hereby, such Contributor is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the acquisition of the Common Units and Preferred Units or Royale Common Stock, including investments in securities issued by the UPREIT or Royale, and has requested, received, reviewed and considered all information such Contributor deems relevant in making an informed decision to acquire the Common Units and the Preferred Units, or Royale Common Stock;

          (5) Such Contributor will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Common Units and Preferred Units or Royale Common Stock except in compliance with the Securities Act and the rules and regulation promulgated thereunder and with the terms and conditions of this Contribution Agreement;

          (6) Such Contributor acknowledges that the Common Units and Preferred Units or Royale Common Stock to be


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                                      -13-


     issued must be held and may not be sold unless they are subject to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, unless exemptions from such registrations are available at the time of resale;

          (7) Prior to the issuance of the Common Units and Preferred Units or Royale Common Stock, such Contributor will execute all such other documents and instruments as may be reasonably necessary to allow, the UPREIT, Royale and the H/SIC General Partners to comply with federal and state securities law requirements with respect to the issuance of the Common Units and Preferred Units or Royale Common Stock and to comply with the terms of this Agreement;

          (8) As required by the Pennsylvania Securities Act of 1972, if such Contributor is a resident of, or has his, her or its principal place of business in the Commonwealth of Pennsylvania, such Contributor shall not resell his, her or its Common Units or Preferred Units or Royale Common Stock for a period of twelve (12) months from and after the date of their issuance to such Contributor other than in accordance with such Act;

          (9) Except as otherwise provided in Section 7(f), such Contributor acknowledges and agrees that (A) the Common Units to be issued hereunder (whether at Closing or the Retained Interests Closing) shall not be exchangeable or exchanged for Royale Common Stock for a period of thirteen
     (13) months from and after the date of issuance to such Contributor, (B) Preferred Units to be issued at Closing shall not be exchangeable or exchanged for Royale Common Stock for a period of twenty five (25) months from and after the Closing Date, and (C) Preferred Units to be issued at the Retained Interests Closing shall not be exchangeable or exchanged for Royale Common Stock for a period of thirteen (13) months from and after the date of the Retained Interests Closing.

     10. Representations and Warranties of the H/SIC General Partners.

     Unless otherwise specifically set forth in this Section 10, the representations, warranties and covenants set forth in this Section 10 shall, as to each H/SIC General Partner be applicable only to (i) the H/SIC Partnership of which such H/SIC General Partner is a General Partner, and (ii) only


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as to the H/SIC Property owned by the H/SIC Partnership of which such H/SIC
General Partner is a general partner.

     Each H/SIC General Partner represents and warrants to Royale, and covenants with Royale, which representations, warranties and covenants are true and correct on the date hereof, shall be materially true and correct at Closing, and shall survive Closing, as follows:

          (a) Authority. The H/SIC Partnership is a limited partnership duly organized and in good standing under the laws of the State of Delaware (Pennsylvania for Flank), and is authorized to do business in the Commonwealth of Pennsylvania or the State of New Jersey, to the extent such authorization is required under the laws of such states. The copy of the H/SIC Partnership's Partnership. Agreement and all Amendments thereto (collectively, the "H/SIC Partnership Agreement") including all certificates of limited partnership and all amendments thereto delivered, or to be delivered, to Royale and the list of all of the H/SIC Partners along with their individual H/SIC Partnership Interests, attached hereto an Exhibit "H/SIC Partners", are true, correct and complete copies thereof as of the date delivered.

          (b) Title. The H/SIC Partnership is the sole owner of fee simple title to the H/SIC Property.

          (c) Compliance with Existing Laws. To H/SIC General Partner's knowledge and, except as set forth on Exhibit "H/SIC Properties Violations", attached hereto, (i) the H/SIC Partnership is not in violation, in any material respect, of any material building, zoning, environmental or other ordinances, statutes or regulations of any governmental agency, in respect to the ownership, use, maintenance, condition and operation of the H/SIC Property or any part thereof, and (ii) the H/SIC Partnership possesses all material licenses, certificates, permits and authorizations necessary for the use and operation of the H/SIC Property in the manner in which it is currently being operated by the H/SIC Partnership, and the requisite certificates of the fire marshals or board of fire underwriters have been issued for the Property.

          (d) Leases. True, correct and complete copies of all of the leases of the H/SIC Property and any amendments thereto (collectively, the "H/SIC Leases"), have been, or will be, delivered to Royale. Attached hereto as Exhibit

     "H/SIC Leases" is a description of all of the H/SIC Leases and a current rent schedule ("H/SIC Rent Schedule") covering the H/SIC Leases, which is true and correct in all material respects. There are no leases or tenancies of any space in the H/SIC Property other than those set forth in Exhibit "H/SIC Leases" or, to the H/SIC General Partner's knowledge, any subleases or subtenancies unless otherwise noted therein. Except as otherwise set forth in Exhibit "H/SIC Leases" or elsewhere in this Agreement:

          (1) The H/SIC Leases are in full force and effect and constitute a legal, valid and binding obligation of the respective tenants;

          (2) No tenant has an option to purchase the H/SIC Property or any portion thereof;

          (3) No renewal or expansion options have been granted to the tenants, except as provided in the H/SIC Leases;

          (4) To the H/SIC General Partner's knowledge, the H/SIC Partnership is not in material default under any of the H/SIC Leases;

          (5) The rents set forth on the H/SIC Rent Schedule are being collected on a current basis and there are no arrearages in excess of one month, except as indicated in Exhibit "H/SIC Leases" hereto, nor has any tenant paid any rent, additional rent or other charge of any nature for a period of more than thirty (30) days in advance;

          (6) The H/SIC Partnership has not sent written notice to any tenant claiming that such tenant is in default, which default remains uncured, and the General Partner's knowledge, no tenant is in default under its Lease, except as indicated in Exhibit "H/SIC Leases" hereto;

          (7) No action or proceeding instituted against the H/SIC Partnership by any tenant is presently pending in any court; and

          (8) There are no security deposits other than those set forth in Exhibit "H/SIC Leases".

          (e) Service Contracts. Attached hereto as Exhibit "H/SIC Properties Service Contracts" is a complete and correct list of all contracts or agreements relating to the management, leasing, operation, maintenance or repair of the H/SIC Property (the "H/SIC Service Contracts"). True and correct copies of all of the H/SIC Service Contracts have been delivered to Royale. Except in the case of a default by the vendor under a specific Service Contract, no H/SIC Contract will be terminated, or materially amended or modified prior to the Closing Date without Royale's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

          (f) Tax Bills. The H/SIC General Partner has delivered to Royale true and correct copies of tax bills issued by any applicable federal, state or local governmental authority and received by the H/SIC General Partner with respect to the H/SIC Property for the most recent past and current tax years, and any new assessment received with respect to a current or future tax year.

          (g) Insurance. Attached hereto as Exhibit "H/SIC Properties Insurance" is a list of all hazard, liability and other insurance policies presently affording coverage with respect to the H/SIC Property. The General Partners shall maintain in fall force and effect all such or equivalent policies until the Closing Date.

          (h) Tenant Estoppels. The H/SIC General Partner represents and warrants that it shall use reasonable good faith efforts (without cost or liability to the H/SIC Partners or the H/SIC Partnerships) to obtain and deliver to Royale a tenant estoppel letter from each tenant in the general form required by real estate investment trust purchasers of leased real estate (or in such form or containing such information as may be required by the lease of such tenant) from each of the tenants of the H/SIC Property confirming the information set forth in the H/SIC Rent Schedule.

          (i) Condemnation Proceedings. No condemnation or eminent domain proceedings are pending or, to the best of the H/SIC General Partner's knowledge, threatened against the H/SIC Property or any part thereof, and neither the H/SIC Partnership nor the H/SIC General Partner has made any commitments to or received any notice, oral or written, of the desire of any public authority or other entity to take or use the H/SIC Property or any part thereof whether temporarily or permanently, for easements, right-of-way, or other public or quasi public purposes, except as set forth in the Permitted Exceptions.

          (j) Litigation. Except as set forth on Exhibit "H/SIC Litigation" hereto, no litigation is pending or, to the best of the H/SIC General Partner's knowledge, threatened, including administrative actions or orders relating to governmental regulations, against the Partnership or affecting the use, operation or ownership of the H/SIC Property or any part thereof as contemplated herein.

          (k) No Defaults. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) subject to any approval that may be required under the H/SIC Properties Indebtedness or any H/SIC Partnership Agreement, conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which the H/SIC Partnership is a party or by which the H/SIC Partnership or the H/SIC Property is bound, (ii) subject to any approval required under the H/SIC Properties Indebtedness or any H/SIC Partnership Agreement, violate any restriction, requirement, covenant or condition to which the H/SIC Partnership is subject or by which the H/SIC Partnership or the H/SIC Property is bound, (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order applicable to the H/SIC Partnership, or (iv) result in the cancellation of any contract or lease pertaining to the H/SIC Property.

          (l) Environmental Matters. Except as set forth on Exhibit "H/SIC Environmental Matters", the H/SIC General Partners have no knowledge of any material release, discharge, spillage, uncontrolled loss, seepage or filtration of oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance (as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, or in any other applicable federal, state or local laws, ordinances, rules or regulations relating to protection of public health, safety or the environment, as such laws may be amended from time to time) at, upon, under or within the H/SIC Property. Except as set forth on Exhibit "H/SIC Environmental Matters", to the General Partner's knowledge, there is no proceeding or action pending or threatened by any person or governmental agency regarding the environmental condition of the H/SIC Property.

          (m) Certificates of Occupancy. The H/SIC Partnership will not amend in any material manner any certificates of occupancy for the H/SIC Property and will maintain them in fall force and effect to the extent that the H/SIC Partnership is responsible for them.

          (n) Personal Property. Attached hereto as Exhibit "H/SIC Personal Property" and complete inventory of all personal property ('H/SIC Personal Property"), if any, used in the management, maintenance and operation of the H/SIC Property (other than trade fixtures or personal property of tenants).

          (o) Leasing Commissions. There are, and at Closing shall be, no outstanding or contingent leasing commissions or fees payable with respect to the H/SIC Property.

          (p) Partnership Liabilities. Except for (i) the obligations and liabilities of the H/SIC Partnership which the UPREIT is taking the H/SIC Partnership Interests subject to under Section 7(d) above, and (ii) any accrued liabilities and obligations of the H/SIC Partnership which are being adjusted at Closing pursuant to Section 22(d) of this Agreement, the H/SIC Partnership shall not have any liabilities or obligations, either accrued, absolute or contingent or otherwise, which will not be paid or discharged on or before the Closing Date. In addition, except for the claims and liabilities described in the preceding sentence or otherwise described or disclosed in this Agreement (including the Exhibits hereto), the H/SIC Partnership has not received notice of any, and to the knowledge of the H/SIC General Partner, there is, as of the date of execution of this Agreement, no basis for any, claim against (or liability of) the Partnership arising from the business done, transactions entered into or other events occurring prior to the Closing Date which will not be discharged by the H/SIC Partnership before the Closing Date.

          (q) Partnership for Tax Purposes. The H/SIC Partnership is, and at all times has been, properly treated as a partnership for federal income tax purposes, and not as an "association" or "publicly traded partnership" taxable as a corporation.

          (r) Taxes. Each of the H/SIC Partnership and any predecessor of the H/SIC Partnership has timely filed with the appropriate taxing authorities all returns (including without limitation information returns and other material information) in respect of Federal, State and local taxes (collectively "Taxes") required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. The returns and other information filed (or to be filed) are complete and accurate in all material respects. All Taxes of the H/SIC Partnership in respect of periods beginning before the Closing Date have been timely paid, or will be timely paid prior to the Closing Date, and the H/SIC Partnership has no material liability for Taxes in excess of the amounts so paid. All Taxes that the H/SIC Partnership has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be (prior to Closing Date) duly paid to the proper taxing authority. No audits of any of the H/SIC Partnership's federal, state or local returns for Taxes by the relevant taxing authorities have occurred, and no material deficiencies for Taxes of the H/SIC Partnership have been claimed, proposed or assessed by any taxing or other governmental authority against the H/SIC Partnership. There are no pending or, to the best of knowledge of the H/SIC General Partner, threatened audits, investigations or claims for or relating to any material additional liability to the H/SIC Partnership in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in reasonable judgment of the H/SIC General Partner or its counsel, is likely to result in a material additional liability for Taxes. To the knowledge of the H/SIC General Partner there are no liens for Taxes (other than for current taxes not yet due and payable) on any of the assets of the H/SIC Partnership. No Contributor is a person other than a United States person within the meaning of the Code. The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or Subchapter A of Chapter 3 of the Code or of any other provision of law.

          (s) Disclosure. No representation or warranty made by the H/SIC General Partners in this Agreement or in any documents delivered or to be delivered by the H/SIC General Partners contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein not misleading, or necessary in order to provide adequate information as to the H/SIC Partnerships and the H/SIC Properties and their management, operation, maintenance and repair. All items delivered or to be delivered by the H/SIC General Partners pursuant to the terms of this Agreement are true, correct and complete in all material respects, and fairly present the information set forth therein in a manner that is not misleading.

     11. Obligations of General Partners Pending Closing. From and after the date of this Agreement through the Closing Date, each H/SIC General Partner, only with respect to the H/SIC Partnership of which such H/SIC General Partner is a general partner and the H/SIC Property owned by the H/SIC Partnership of which such H/SIC General Partner is a general partner, covenants and agrees as follows:

          (a) Maintenance and Operation of Property. The H/SIC General Partner will cause the H/SIC Property to be maintained in its present order and condition, normal wear and tear, and damage by fire or other casualty (subject to Section 16) excepted and will cause the continuation of the normal operation thereof, including the purchase and replacement of fixtures and equipment, and the continuation of the normal practice with respect to maintenance and repairs so that the H/SIC Property will, except for normal wear and tear and damage by fire or other casualty (subject to Section 16), be in substantially the same condition on the Closing Date as on the date hereof.

          (b) Compliance with Governmental Requirements. The H/SIC General Partner shall use its commercially reasonable efforts to cause the Property to be in material compliance with governmental requirements.

          (c) Changes in Representations. The H/SIC General Partner shall notify Royale promptly, and Royale shall notify the H/SIC General Partner promptly, if either becomes aware of any occurrence prior to the Closing Date which would make any of its representations, warranties or covenants contained herein not true in any material respect.

          (d) Obligations as to H/SIC Leases. The H/SIC General Partner shall not, without Royale's prior written consent (which consent shall not be unreasonably withheld conditioned or delayed), amend, modify, renew or extend any H/SIC Lease in any material respect unless required bylaw, or enter into new leases or approve any assignment of leases or subletting of leased space, or terminate any Lease.

          (e) Obligations as to H/SIC Properties Indebtedness. The H/SIC General Partner shall make, or cause the H/SIC Partnership to make, all payments required to be made under the H/SIC Properties Indebtedness when due; shall perform, or cause the H/SIC Partnership to perform, all obligations under the H/SIC Properties Indebtedness and shall keep, and cause the H/SIC Partnership to keep, the H/SIC Properties Indebtedness free from default.

          (f) No Other Indebtedness. Subject to the H/SIC Properties Indebtedness, the H/SIC General Partner shall not incur any indebtedness, other than current accounts payable in the day-to-day operation of the H/SIC Properties.

          (g) No Solicitation. The H/SIC General Partner will not solicit or undertake any recapitalization, business combination or other transaction, or engage in any discussions or negotiations with respect thereto, or furnish information (other than as required by law or this Agreement) that would be inconsistent with the Transactions.

     12. Representations and Warranties of Royale. Royale represents and warrants to the H/SIC Partners, and covenants with the H/SIC Partners which representations, warranties and covenants are true and correct on the date hereof, shall be true and correct at Closing and shall survive Closing, as follows:

          (a) Authority of Royale. Royale is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and is duly authorized to do business and own properties in all jurisdictions in which it does business and owns properties. Royale has all necessary power and authority to execute, deliver and perform this Agreement and consummate all of the Transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the Transactions have been approved and duly authorized by all necessary action of Royale. This Agreement is the valid and binding obligation of Royale, enforceable against Royale in accordance with its terms.

          (b) No Defaults. Neither the execution of this Agreement nor the consummation of the Transactions contem-plated hereby will: (i) subject to any approval required under the Royale Properties Indebtedness, conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which Royale is a party, (ii) subject to any approval required under the Royale Properties Indebtedness, violate any restriction, requirement, covenant or condition to which the Royale is subject, or (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order. Royale has made all filings required to be made under the Securities Exchange Act of 1934, as amended (the "1934 Act") and all such 1934 Act filings are true, correct and complete.

          (c) Royale Common Stock. All shares of Royale Common Stock exchangeable for Common Units issued in connection with the Transactions will be duly authorized, validly issued, fully paid and non assessable. All issued and outstanding shares of Royale Common Stock were issued in compliance with, or in transactions exempt from, the registration requirements of applicable federal and state securities laws. Royale has an authorized capitalization consisting of 50,000,000 shares of stock, of which 30,000,000 shares are classified as Royale Common Stock, $.01 par value per share, and 20,000,000 shares are unclassified. There are issued and outstanding 1,420,000 shares of Royale Common Stock. All such outstanding shares have been nonassessable. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of Royale, other than the Directors' Stock Option Plan as described in the 1996 Form 10-KSB filed by Royale pursuant to the 1934 Act.

          (d) Litigation. Except as set forth on Exhibit "Royale Litigation", there is no action or proceeding pending or, to the knowledge of Royale, threatened against Royale or any subsidiary before any court or administrative agency which would result in any material adverse change in the business or financial condition of Royale.

          (e) Corporate Documents. The copies of the articles of incorporation of Royale and bylaws of Royale, the copy of the Advisory Agreement, and the copies of all other books and records of Royale delivered, or to be delivered to the H/SIC General Partners, are true, correct and com-plete copies thereof as of the date delivered. There are no employment agreements, consulting agreements, advisory agreements or similar agreements, other than the Advisory Agreement.

          (f) Title; Royale Properties Indebtedness. Royale is the sole owner of fee simple title to the Royale Properties. Royale is not in default under the Royale Properties Indebtedness. Royale has delivered, or shall deliver, copies of the Royale Properties Indebtedness documents to the H/SIC General Partners.

          (g) Compliance with Existing Laws. To Royale's knowledge and except as set forth on Exhibit "Royale Violations" attached hereto, (i) Royale is not in violation, in any material respect, of any material building, zoning, environmental or other ordinances, statutes or regulations of any governmental agency, in respect to the ownership, use, maintenance, condition and operation of the Royale Properties or any part thereof, and
     (ii) Royale possesses all material licenses, certificates, permits and authorizations necessary for the use and operation of the Royale Properties in the manner in which they are currently being operated by Royale, and the requisite certificates of the fire marshals or board of fire underwriters have been issued for the Royale Properties.

          (h) Leases. True, correct and complete copies of all of the leases of the Royale Properties and any amendments thereto (collectively, the "Royale Leases"), have been delivered to the H/SIC General Partners. Attached hereto as Exhibit "Royale Leases" is a description of all of the Royale Leases and a current rent schedule ("Royale Rent Schedule") covering the Leases, which is true and correct in all material respects. There are no leases or tenancies of any space in the Property other than those set forth in Exhibit "Royale Leases" or, to Royale's knowledge, any subleases or subtenancies unless otherwise noted therein. Except as otherwise set forth in Exhibit "Royale Leases" or elsewhere in this Agreement:

               (i) The Royale Leases are in full force and effect and constitute a legal, valid and binding obligation of the respective tenants;

               (ii) No tenant has an option to purchase the Royale Properties or any portion thereof, except as otherwise set forth in Exhibit "Royale Purchase Options";

               (iii) No renewal or expansion options have been granted to the tenants, except as provided in the Royale Leases;

               (iv) To Royale's knowledge, Royale is not in material default under any of the Leases;

               (v) The rents set forth on the Royale Rent Schedule are being collected on a current basis and there are no arrearages in excess of one month, except as indicated in Exhibit "Royale Leases" hereto, nor has any tenant paid any rent, additional rent or other charge of any nature for a period of more than thirty (30) days in advance;

               (vi) Royale has not sent written notice to any tenant claiming that such tenant is in default, which default remains uncured, and to Royale's knowledge, no tenant is in default under its Lease, except as indicated in Exhibit "Royale Leases";

               (vii) No action or proceeding instituted against Royale by any tenant is presently pending in any court; and

               (viii) There are no security deposits other than those set forth in Exhibit "Royale Leases".

          (i) Service Contracts. Attached hereto as Exhibit "Royale Service Contracts" is a complete and correct list of all contracts or agreements relating to the management, leasing, operation, maintenance or repair of the Royale Properties (the "Royale Service Contracts"). True and correct copies of all of the Royale Service Contracts have been delivered to H/SIC General Partners. Except in the case of a default by the vendor under a specific Royale Service Contract, no Royale Service Contract will be terminated, or materially amended or modified prior to the Closing Date without H/SIC's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

          (j) Tax Bills. Royale has delivered to the H/SIC General Partners true and correct copies of tax bills issued by any applicable federal, state or local governmental authority and received by Royale with respect to the Royale Properties for the most recent past and current tax years, and any new assessment received with respect to a current or future tax year.

          (k) Insurance. Attached hereto as Exhibit "Royale Properties Insurance" is a list of all hazard, liability and other insurance policies presently affording coverage with respect to the Royale Properties. Royale shall maintain in full force and effect all such (or equivalent) policies until the Closing Date.

          (l) Tenant Estoppels. Royale represents and warrants that it shall use reasonable good faith efforts (without cost or liability to Royale) to obtain and deliver to H/SIC General Partners a tenant estoppel letter from each tenant in the general form required by real estate investment trust purchasers of leased real estate (or in such form or containing such information as may be required by the lease of such tenant) from each of the tenants of the Royale Properties confirming the information set forth in the Royale Rent Schedule.

          (m) Condemnation Proceedings. No condemnation or eminent domain proceedings are pending or, to the best of the Royale's knowledge, threatened against the Royale Properties or any part thereof, and Royale has not made any commitments to or received any notice, oral or written, of the desire of any public authority or other entity to take or use the Property or any part thereof whether temporarily or permanently, for easements, rights-of-way, or other public or quasi-public purposes, except as set forth in the Permitted Exceptions.

          (n) No Defaults. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) subject to any approval required under the Royale Properties Indebtedness, conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which Royale is a party or by which the Royale or the Royale Properties are bound, (ii) subject to any approval required under the Royale Properties Indebtedness, violate any restriction, requirement, covenant or condition to which Royale is subject or by which Royale or the Royale Properties are bound, (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order applicable to Royale, or (iv) result in the cancellation of any contract or lease pertaining to the Royale Properties.

          (o) Environmental Matters. Except as set forth on Exhibit "Royale Environmental Matters", Royale has no knowledge of any discharge, spillage, uncontrolled loss, seepage or filtration of oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance (as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, or in any other applicable federal, state or local laws, ordinances, rules or regulations relating to protection of public health, safety or the environment, as such laws may be amended from time to time) at, upon, under or within the Land or any contiguous real estate. Except as set forth on Exhibit "Royale Environmental Matters" to Royale's knowledge, there is no proceeding or action pending or threatened by any person or governmental agency regarding the environmental condition of the Property. To Royale's knowledge, the Royale Properties are free of friable asbestos requiring remediation.

          (p) Certificates of Occupancy. Royale will not amend any certificates of occupancy for the Royale Properties and will maintain them in full force and effect to the extent that Royale is responsible for them.

          (q) Personal Property. Attached hereto as Exhibit "Royale Personal Property" is a true, correct and complete inventory of all personal property ("Royale Personal Property"), if any, used in the management, maintenance and operation of the Royale Properties (other than trade fixtures or personal property of tenants).

          (r) Leasing Commissions. There are, and at Closing shall be, no outstanding or contingent leasing commissions or fees payable with respect to the Royale Properties.

          (s) Real Estate Investment Trust for Tax Purposes. Subject to information provided by Royale to Coopers & Lybrand, Royale (1) is complying and, at all times has complied with, all requirements applicable to real estate investment trusts under Section 856 of the Code, and (2) is, and at all times has been, property treated as a real estate investment trust under Section 856 of the Code for federal income tax purposes.

          (t) Taxes. Royale and any predecessor of Royale have timely filed with the appropriate taxing authorities all returns (including without limitation information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file any such returns required to be filed on or prior to the Closing Date. The returns and other information filed (or to be filed) are complete and accurate in all material respects. All Taxes of Royale in respect of periods beginning before the Closing Date have been timely paid, or will be timely paid prior to the Closing Date, and the Royale has no material liability for Taxes in excess of the amounts so paid. All Taxes that Royale has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be (prior to Closing Date) duly paid to the proper taxing authority. No audits of any of Royale's federal, state or local returns for Taxes by the relevant taxing authorities have occurred, and no material deficiencies for Taxes of Royale have been claimed, proposed or assessed by any taxing or other governmental authority against Royale. There are no pending or, to the best of knowledge of Royale, threatened audits, investigations or claims for or relating to any material additional liability to the Partnership in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in reasonable judgment of Royale or its counsel, is likely to result in a material additional liability for Taxes. To the knowledge of Royale, there are no liens for Taxes (other than for current taxes not yet due and payable) on any of the assets of Royale.

          (u) Fairness Opinion. Royale has received a satisfactory "fairness opinion" from a reputable Financial advisor selected by Royale's Board of Directors with respect to the Transactions.

          (v) Disclosure. No representation or warranty made by Royale in this Agreement or in any documents delivered or to be delivered by Royale contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein not misleading or necessary in order to provide adequate information as to Royale and the Royale Properties and its and their management, operation, maintenance and repair. All items delivered or to be delivered by Royale pursuant to this Agreement are true, correct and complete in all material respects, and fairly present the information set forth therein in a manner that is not misleading.

     13. Obligations of Royale Pending Closing. From and after the date of this Agreement through the Closing Date, Royale covenants and agrees as follows:

          (a) Maintenance and Operation of Royale Properties and Royale Business. Royale shall continue to own the properties owned by it and to operate its business as a real estate investment trust as Royale's business is currently operated. Royale will cause the Royale Properties to be maintained in their present order and condition, normal wear and tear, and damage by fire or other casualty (subject to Section 16) excepted and will cause the continuation of the normal operation thereof, including the purchase and replacement of fixtures and equipment, and the continuation of the normal practice with respect to maintenance and repairs so that the Royale Properties will, except for normal wear and tear and damage by fire or other casualty (subject to Section 16), be in substantially the same condition on the Closing Date as on the date hereof.

          (b) Government Requirements. Royale shall use its commercially reasonable efforts to comply with governmental requirements applicable to Royale.

          (c) Changes in Representations. Royale shall notify the H/SIC General Partners promptly, and the H/SIC General Partners shall notify Royale promptly, if either becomes aware of any occurrence prior to the Closing Date which would make any of its representations, warranties or covenants contained herein not true in any material respect.

          (d) Obligations as to Royale Leases and Other Documents. Royale shall not, without H/SIC's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), amend, modify, renew or extend any Royale Lease in any material respect unless required by law, or enter into new leases or approve any assignment of leases or subletting of leased space, or terminate any Royale Leases. Royale shall not, without H/SIC's prior written consent, amend the articles of incorporation or bylaws of Royale, or the Advisory Agreement, or enter into any employment, consulting, advisory or similar agreements.

          (e) Obligations as to Royale Properties Indebtedness. Royale shall not, without H/SIC's prior written consent, (i) prepay the Royale Properties Indebtedness, or (ii) modify or amend, or permit any of the documents evidencing or securing the Royale Properties Indebtedness or otherwise entered into in connection with the Royale Properties Indebtedness to be amended or modified. Royale shall make all payments required to be made under the Royale Properties Indebtedness when due, shall perform all obligations under the Royale Properties Indebtedness and shall keep the Royale Properties Indebtedness free from default.

          (f) No Other Indebtedness. Royale shall not incur any indebtedness, other than current accounts payable in the day-to-day operation of the Royale Properties.

          (g) No Solicitation. Royale will not solicit or undertake any recapitalization, business combination or other transaction or engage in any discussions or negotiations with respect thereto, or furnish information (other than as required by law or this Agreement) that would be inconsistent with the Transactions.

     14. Title; H/SIC Properties.

          (a) At Closing, the H/SIC Properties shall be free and clear of all liens, covenants, restrictions, easements, encumbrances, and other title exceptions or objections excepting, however, the "H/SIC Permitted Exceptions" (hereinafter defined). Title to the H/SIC Properties at Closing shall be good and marketable and such as will be insured by Commonwealth Land Title Insurance Company at regular rates for regular risks, with such endorsements as the H/SIC General Partners shall reasonably require.

          (b) As to each H/SIC Property, the "H/SIC Permitted Exceptions" are:

               (i) real estate taxes and assessments not yet due and payable;

               (ii) covenants, restrictions, easements and other similar agreements, provided that the same are not violated by existing improvements or the current use and operation of an H/SIC Property, or if so violated that the same do not materially impair the value of the H/SIC Property and that the violation of the same will not result in a forfeiture or reversion of title;

               (iii) zoning laws, ordinances and regulations, building codes and other governmental laws, regulations, rules and orders affecting such H/SIC Property, provided that the same are not violated by existing improvements or the current use and operation of the H/SIC Property, or if so violated that the same do not materially impair the value of the H/SIC Property or that such violation will not result in a forfeiture or reversion of title;

               (iv) any minor imperfection of title which (1) does not affect the current use, operation or enjoyment of an H/SIC Property, (2) does not render title to such H/SIC Property unmarketable or uninsurable, and (3) does not materially impair the value of the H/SIC Property;

               (v) the H/SIC Properties Indebtedness encumbering such H/SIC Property;

               (vi) the H/SIC Leases with respect to such H/SIC Property.

          (c) From and after the date of this Agreement, the H/SIC General Partners shall not take any action, or fail to take any action, that would cause title to the H/SIC Properties to be subject to any title exceptions or objections, other than the H/SIC Permitted Exceptions.

     15. Title; Royale Properties.

          (a) At Closing, the Royale Properties shall be free and clear of all liens, covenants, restrictions, easements, encumbrances, and other title exceptions or objections excepting, however, the "Royale Permitted Exceptions" (hereinafter defined). Title to the Royale Properties at Closing shall be good and marketable and such as will be insured by Commonwealth Land Title Insurance Company at regular rates for regular risks, with such en-dorsements as the H/SIC General Partners shall reasonably require.

          (b) As to each Royale Property, the "Royale Permitted Exceptions" are:

               (i) real estate taxes and assessments not yet due and payable;

               (ii) covenants, restrictions, easements and other similar agreements, provided that the same are not violated by existing improvements or the current use and operation of an Royale Property, or if so violated that the same do not materially impair the value of the Royale Property and that the violation of the same will not result in a forfeiture or reversion of title;

               (iii) zoning laws, ordinances and regulations, building codes and other governmental laws, regulations, rules and orders affecting such Royale Property, provided that the same are not violated by existing improvements or the current use and operation of an Royale Property, or if so violated that the same do not materially impair the value of the Royale Property or that such violation will not result in a forfeiture or reversion of title;

               (iv) any minor imperfection of title which (1) does not affect the current use, operation or enjoyment of an Royale Property, (2) does not render title to such Royale Property unmarketable or uninsurable, and (3) does not materially impair the value of the Royale Property;

               (v) the Royale Properties Indebtedness encumbering such Royale Property;

               (vi) the Royale Leases with respect to such Royale Property.

          (c) From and after the date of this Agreement, Royale shall not take any action, or fail to take any action, that would cause title to the Royale Properties to be subject to any title exceptions or objections, other than the Royale Permitted Exceptions.

     16. Risk of Loss. If prior to Closing (i) condemnation proceedings are commenced against all or any portion of the H/SIC Properties or the Royale Properties (other than a de minimis condemnation, which shall mean a condemnation which does not materially and adversely affect and parking or access area of the H/SIC Properties and does not have a material adverse affect on the value of the H/SIC Properties or the Royale Properties), or (ii) if the H/SIC Properties or the Royal Properties are damaged by an uninsured casualty to the extent that the cost of repairing such damage shall be Five Hundred Thousand Dollars ($500,000.00) or more based on the good faith estimate of an independent contractor selected by the H/SIC General Partners and reasonably approved by Royale, then the H/SIC General Partners and Royale shall have the right, upon notice in writing to the other party delivered within forty five (45) days after actual notice of such condemnation or fire or other casualty to terminate this Agreement, and thereupon the parties shall be released and discharged from any further obligations to each other. If this Agreement is not terminated or in the event of fire or other casualty or condemnation not giving rise to a right to terminate this Agreement, all of the proceeds of fire or other casualty insurance proceeds and the rent insurance proceeds payable with respect to the period after Closing or, of the condemnation award, as the case may be, shall remain with the entity owning the affected property.

     17. Mutual Conditions. Neither the H/SIC General Partners, H/SIC, nor Royale will be obligated to complete or cause to be completed the transactions contemplated by this Agreement unless the following conditions have been satisfied prior to or at the Closing, unless waived by the H/SIC General Partners, H/SIC, and Royale:

          (a) No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or the Transactions shall have been entered by any court or administrative body and shall remain in full force and effect (other than order sought by any of the parties to this Agreement).

          (b) The obligations to consummate the transactions contemplated hereby shall not have been terminated pursuant to Section 30 hereof.

     18. Conditions Precedent to Obligations of H/SIC General Partners and H/SIC. The obligations of the H/SIC General Partners and H/SIC to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or upon the Closing Date, of the following conditions precedent, unless waived by the H/SIC General Partners and H/SIC:

          (a) Royale and Crown shall have complied with and performed in all material respects all of the covenants contained in this Agreement to be performed by Royale at or prior to the Closing Date. Without limitation on the other obligations of Royale under this Agreement, all actions required under Section 4 of this Agreement shall have been taken and shall be in effect concurrent with Closing.

          (b) From and after the date hereof, there shall have been no material adverse change in the business or financial condition of Royale. For the purpose hereof, a material adverse change shall only mean a change which results in a significant diminution of the value of any of the Royale Properties or of Royale as a whole; and the following shall be deemed not to be a material adverse change: (i) changes in the ordinary course of business which are not in the aggregate material adverse, and (ii) changes resulting from general economic conditions.

          (c) Royale shall have obtained from tenants occupying at least eighty percent (80%) of each of the Royale Properties an estoppel certificate in accordance with Section 12(l).

          (d) Royale shall have delivered to the H/SIC General Partners a letter from each of the holders of the Royale Properties Indebtedness dated no earlier than thirty (30) days prior to the Closing, stating the outstanding principal balance under the mortgage held by such holder, and accrued interest thereon, if any, and stating that there has not been, and there does not currently exist any default under the Royale Properties Indebtedness.

          (e) The representations and warranties set forth in Section 9 and
     Section 12 shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as if they had been made at the Closing Date.

          (f) Title policies, in the form contemplated by Sections 14 and
     Section 15 of this Agreement, shall have been delivered to the UPREIT as to the H/SIC Properties and the state of title of the Royale Properties shall be as set provided in Section 15.

          (g) The Registration Rights Agreement and the UPREIT Agreement shall have been executed and delivered by all required parties.

          (h) The H/SIC Properties Indebtedness shall have been obtained, funded and closed.

          (i) All consents and approvals necessary under the H/SIC Properties Indebtedness documents shall have been obtained.

          (j) The H/SIC Partners shall have delivered all documents required to be delivered by the H/SIC Partners under this Agreement and otherwise to consummate the Transactions.

          (k) Royale shall have executed and delivered, or caused to be executed and delivered, all documents contemplated by this Agreement to be executed by Royale or caused to be executed by Royale or as necessary or desirable to consummate the Transactions.

     19. Conditions Precedent to Royale's Obligations.

     The obligations of Royale and Crown to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or upon the Closing Date, of the following conditions precedent, unless waived by Royale.

          (a) The H/SIC General Partners and H/SIC shall have complied with and performed in all material respects all of the covenants contained in this Agreement to be performed by the H/SIC General Partners at or prior to the Closing Date.

          (b) From and after the date hereof, there shall have been no material adverse change in the business or financial condition of the H/SIC Partnerships or H/SIC.

          (c) The H/SIC General Partners shall have obtained from tenants occupying at least eighty percent (80%) of each of the H/SIC Properties an estoppel certificate in accordance with
     Section 10(h).

          (d) The H/SIC General Partners shall have delivered to Royale a letter from each of the holders of the H/SIC Properties Indebtedness dated no earlier than thirty (30) days prior to the Closing, approving the conveyance of the H/SIC Partnership Interests to the UPREIT, and stating that there has not been, and there does not currently exist any default under the H/SIC Properties Indebtedness.

          (e) The H/SIC General Partners shall have received a commitment from a reputable lender for the Royale Acquisition Facility.

          (f) The representations and warranties set forth in Section 10 shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as if they had been made at the Closing Date.

          (g) The H/SIC General Partners shall have executed and delivered, or caused to be executed and delivered, all documents contemplated by this Agreement to be executed by the H/SIC Partners or caused to be executed by the H/SIC Partners or as necessary or desirable to consummate the Transactions.

     20. Deliveries by H/SIC General Partners. At Closing, the H/SIC General Partners shall deliver, or cause the delivery of, the following documents:

          (a) The UPREIT Agreement.

          (b) Contribution and assumption agreements ("Assignments") and amendments to partnership agreements and limited partnership certificates ("Amendments") setting forth the assignment by each of the Contributors of their Contributed Interests and his, her or its withdrawal from the H/SIC Partnerships (or reduction in interest, in the case of Contributors holding Retained Interests) and the admission of UPREIT (and/or its designee(s)) as partners of the H/SIC Partnerships, which Assignments and Amendments shall be executed and acknowledged by the Contributors and the UPREIT (or its designees).

          (c) A release from each Contributor releasing the H/SIC Partnerships and the UPREIT (and its designee(s)) as partners of the H/SIC Partnerships from any obligations and liabilities with respect to the original formation of the H/SIC Partnerships, and any other matter arising from business done, transactions entered into or events occurring prior to the Closing Date.

          (d) The original H/SIC Leases and schedule from the H/SIC General Partners updating the H/SIC Rent Schedule for the H/SIC Properties and setting forth all arrearages in rents and all prepayments of rents.

          (e) An original letter executed by the H/SIC General Partners advising the tenants of the H/SIC Properties of the change in control and management of the H/SIC Properties and directing that rents and other payments thereafter be sent to the UPREIT or as UPREIT may direct.

          (f) Possession of the H/SIC Properties from the H/SIC General Partners in the condition required by this Agreement, and the keys therefor.

          (g) From each Contributor, a certification of non-foreign status as required by the Code.

          (h) The Registration Rights Agreement.

          (i) All such documents and instruments (including, without limitation, an accredited investor's questionnaire from each of the Contributors for the purposes of confirming accredited investor status) as may be reasonably required to allow the UPREIT or Royale to comply with federal and state securities law requirements with respect to the issuance of the Common Units and Preferred Units or Royale Common Stock, as the case may be.

          (j) Such other documents and items (including, without limitation, legal opinions customarily delivered in transactions similar to the Transactions) as may be reasonably required under the terms of this Agreement or relating to the Transactions to reasonably effect the purposes of this Agreement or consummate the Transactions.

     21. Royale Performance and Deliveries by Royale. At the Closing, simultaneously with the deliveries pursuant to the provisions of Section 20 above, the UPREIT shall issue to Contributors the Common Units and Preferred Units in the amount and manner specified in Section 7, and the UPREIT (or its designee) and Royale shall execute and deliver those documents (including without limitation those documents described in Section 20 above to which the UPREIT (or its designees) or Royale is a party or a required signatory) and take such other actions required to be taken by Royale at Closing as required under this Agreement. Without limitation on the foregoing provisions of this Section 21 Royale shall deliver, or cause the delivery of the following documents:

          (a) The original signed Royale Leases and a schedule updating the Royale Rent Schedule for the Royale Properties and setting forth all arrearages in rents and all prepayments of rents.

          (b) Originally executed Royale Service Contracts and copies of books, records, operating reports, files and other materials related to the ownership, use and operation of the Royale Properties, to the extent that any exist and are in the possession of Royale.

          (c) The Registration Rights Agreement.

          (d) A transfer and assignment agreement by Crown to Royale transferring all of Crown's assets to Royale in accordance with Section 6, and Royale's written confirmation of the termination of the Advisory Agreement.

          (e) The Management Agreement in accordance with Section 6.

          (f) Then currently dated and effective resolutions of the Board of Directors of Royale authorizing this Agreement and the Transactions, and the execution and delivery by Royale of all documents necessary or desirable to consummate the Transactions.

          (g) All of the corporate and financial books and records of Royale.

          (h) Such other documents and items (including, without limitation, legal opinions customarily in delivered in transactions similar to the Transactions) as may be reasonably required under the terms of this Agreement or re-lating to the Transactions to reasonably effect the purposes of this Agreement or to consummate the Transactions.

     22. Closing Charges; Prorations and Adjustments.

          (a) Royale or H/SIC General Partners on behalf of the H/SIC Partnerships and out of the funds of such H/SIC Partnerships), as the case may be, shall pay the title examination charges, the title insurance premium, survey costs, environmental assessment charges, notary fees and other such charges relating to the Royale Properties and the H/SIC Properties respectively.

          (b) Although H/SIC General Partners and Royale believe that no real estate transfer or recording fees or taxes will be due in connection with the contribution of the H/SIC Partnership Interests, if it is finally determined that such taxes are due and payable in connection herewith, then the H/SIC Partnership for which the transfer of whose H/SIC Partnership Interests shall be deemed subject to real estate transfer tax shall pay the costs of contesting such taxes and shall pay the full amount of such taxes if they are finally determined to be payable. (c) The H/SIC General Partners and Royale shall each pay their own due diligence costs and legal, brokerage, lenders', investment banking and accounting costs and fees related to the Transaction and preparation of this Agreement and all documents required to settle the transaction contemplated hereby.

          (d) With respect to each of the H/SIC Properties, as of the 11:59 p.m. of the calendar day immediately preceding the Closing Date, there shall be apportioned between the H/SIC Partnership owning such H/SIC Property and the UPREIT (1) rent under the H/SIC Leases, (2) interest under the H/SIC Properties Indebtedness, (3) taxes, insurance and operating expenses of such H/SIC Property to the extent borne by the owning H/SIC Partnership, and (4) payments with respect to the items listed in the preceding clause
     (3) that are received from tenants to the extent prepaid (including all security deposits) or paid in arrears to the owning H/SIC Partnership. All management agreements between the H/SIC Partnerships and H/SIC (or any affiliate) shall be terminated as of Closing Date, and all fees due under such agreements through Closing shall be paid by the H/SIC Partnership. Any amount due pursuant to this Section 22(d) shall be paid in cash at the Clos-ing. To the extent that the amount of the items to be adjusted are not reasonably ascertainable as of the Closing Date, such as tenant chargebacks or collections for tenant reimbursements, they shall be adjusted promptly after the determination of the amount thereof.

          (e) It is acknowledged and agreed that, on or prior to the Closing, the H/SIC General Partners shall cause the H/SIC Partnerships to distribute to the H/SIC Partners all cash and assets of the Partnership other than the H/SIC Properties.

     23. Partnership Liabilities and Sales of H/SIC Properties.

          (a) Subject to the provisions of Section 23(b) hereof, for a period of three (3) years following the Closing Date (the "Non Taxable Disposition Period"), Royale and the UPREIT shall use their good faith, reasonable and diligent efforts:

               (1) to cause any sale or other voluntary disposition (other than through a deed in lieu of foreclosure, a foreclosure action, or an act of eminent domain) of the H/SIC Properties to qualify for non-recognition of gain under the Code, whether by means of exchanges contemplated under Code Sections 351, 354, 355, 368, 721, 1031, 1033, or otherwise; provided, however, that the foregoing shall not require Royale and the UPREIT, in their sole and absolute discretion, to sell, or otherwise dispose of, or prevent Royale and the UPREIT in their sole and absolute discretion, from selling or otherwise disposing of any of the H/SIC Properties in transactions qualifying for non-recognition of loss;

               (2) to avoid a distribution of property that would cause any Contributor to recognize income or gain pursuant to the provisions of either or both of Code Sections 704(c)(1)(B) and 737; and

               (3) to avoid a termination of the UPREIT pursuant to the provisions of Code Section 708(b)(1)(B).

          (b) Notwithstanding the above provisions of Section 23(a), the obligation of either or both of Royale and the UPREIT to undertake those activities set forth in Section 23(a) hereof shall, in all events, be subject to, and oth-erwise interpreted consistent with Royale's fiduciary and statutory obligations to all partners (both present and future) in the UPREIT, and to its stockholders, both present and future. Notwithstanding the preceding sentence, however, the UPREIT and/or Royale shall use every reasonable effort (but shall not be required) to engage in a non-taxable disposition of an H/SIC Property.

          (c) In addition to the foregoing, and again consistent with and subject to Royale's fiduciary, statutory and other obligations to all partners (present and future) in the UPREIT, and to all of Royale's stockholders, and likewise in all events consistent with and subject to the exercise of sound and prudent business judgment in furtherance of the interests of all such partners and stockholders, for a period of three (3) years after the Closing Date, the UPREIT and Royale shall use their respective good faith, reasonable and diligent efforts to deal with the aggregate of non-recourse indebtedness ("Aggregate Debt") secured by the H/SIC Properties ("Project Specific Mortgages") and excess non-recourse indebtedness secured by properties owned by the UPREIT other than the H/SIC Properties ("Other Mortgages") in such manner as shall provide Contributors that collective allocation of taxable basis derived from either or both of Project-Specific and Other Mortgages that is set forth in Exhibit "Schedule of H/SIC Debt Allocations." In the event that Royale or the UPREIT determines, during the three (3) year period following the Closing, that it is necessary or desirable to pay down or retire all or any balance due under the Project-Specific Mortgages or Other Mortgages, then the Royale and the UPREIT shall be free to do so, subject to the terms of Section 23(d). In addition, Royale and the UPREIT shall be free from time to time and at any time to make scheduled periodic and other payments required under the Project Specific Mortgages and Other Mortgages, without notice or accountability to any Contributor.

          (d) At Closing, the UPREIT and Royale shall confirm, in writing, to the Contributors their respective acknowledgments of, and agreements to comply with, the undertakings set forth in Sections 23(a), 23(b), 23(c) and 23(d).

               (1) In the event, on or before the third anniversary of the Closing Date, of (each, a "Tax-Related Event"): (A) a post-Closing sale of an H/SIC Property occurs; or (B) an attempt by the UPREIT to effect an H/SIC Property transfer as permitted by Section 23(a) above occurs, but the terms of Section 1031 of the Code or the regulations promulgated thereunder have changed such that the mechanics for implementing a tax-deferred exchange of real estate are materially and adversely altered (whether with respect to the timing required to identify and close upon an exchange property or otherwise) from those mechanics in place as of the date of this Agreement, and, in any case, provided that the obligations of the Royale and the UPREIT under Section 23 shall not have otherwise terminated by the terms of such Section, the H/SIC shall give written notice of such Tax-Related Event (a "Tax-Related Notice") to the relevant Contributors for the subject H/SIC Property as soon as practicable after the occurrence of such event becomes reasonably likely, or, if later, on the date on which the UPREIT is, in the reasonable judgment of its securities counsel, legally permitted, under applicable federal and state securities laws and regulations, and the rules and regulations of any securities exchange on which Royale Common Stock may be listed, to disseminate such Tax-Related Notice to such Contributors.

               (2) Upon their receipt of a Tax-Related Notice, the Contributors who were H/SIC Partners in the affected H/SIC Property shall designate Jay Shidler, or if he is unable or unwilling to serve, a person selected by a majority in H/SIC Partnership Interests of the Contributors who were H/SIC Partners in the affected H/SIC Property to represent them in connection with the Tax-Related Event that triggers the delivery of the applicable Tax-Related Notice (the "Spokesperson"). The UPREIT and Royale shall be entitled to rely on the first written notice either of them receives that designates a Spokesperson with respect to a given Tax-Related Event, and shall be under no obligation to deal with any person other than that Spokesperson in connection with the subject Tax-Related Event. The UPREIT and Royale shall have no obligation to deal with any person or entity whatsoever in connection with a Tax-Related Event unless and until a Spokesperson is properly designated. The UPREIT and Royale and their respective independent accountants, attorneys and other representatives and advisors, shall cooperate With the Spokesperson in order to consider strategies proposed by or through the Spokesperson (it being understood that neither Royale or the UPREIT shall have any obligation what-soever to propose any such strategies), on behalf of affected Contributors, which strategies are designed or intended to defer or mitigate any recognition of gain under the Code by any Contributor or any shareholder or partner in any Contributor (any such gain recognition being referred to herein as an "Adverse Tax Consequence") that may result from a Tax-Related Event, whether such strategies involve any or all of the Contributors on a basis independent of Royale and the UPREIT, or in conjunction with Royale and the UPREIT. The requesting party shall pay its own fees and expenses, and the fees and expenses of Royale and the UPREIT, incurred in connection with the procedure delineated in this Section 23(d)(2). Under this Section 23(d), the UPREIT and Royale are only obligated to cooperate with the Spokesperson on behalf of any Contributor (or any partner, shareholder or member of any Contributor) who may be facing an Adverse Tax Consequence, in connection with such Contributor's determination of the efficacy of tax-deferral or tax-mitigation alternatives proposed by or through the Spokesperson that may involve Royale or the UPREIT. In no event shall either Royale or the UPREIT be required to incur any expense (other than administrative expenses incurred in complying with this Section 23(d)(2)) in connection its cooperation under this
          Section 23(d)(2), nor shall any transaction duly approved by the Board of Directors of Royale that results in a Tax-Related Event be required to be suspended, postponed, impeded or otherwise adversely affected by virtue of any potential Adverse Tax Consequence.

          (e) The provisions of this Section 23 shall not be amended or modified without the consent of (1) the H/SIC General Partners and (2) other Contributors holding at least seventy percent (70%) of the H/SIC Partnership Interests.

     24. Preparation of Documents.

          (a) Royale shall direct its counsel to prepare all documentation relating to changes in the directors and senior management of Royale, and all Board of Directors resolutions in connection with the Transactions all such documents to be subject to the reasonable approval of the H/SIC General Partners and their counsel.

          (b) The H/SIC General Partners shall direct their counsel to prepare the UPREIT Agreement, all documents relating to the formation and governance of the UPREIT and the UPREIT Subsidiary, all documents pertaining to the issuance of the Common Units and Preferred Units, all documents pertaining to the contribution of the H/SIC Partnership Interests, all documents pertaining to the H/SIC Properties, documents relating to the commitment for the Royale Acquisition Facility, the H/SIC Properties Indebtedness (including negotiation of documents prepared by lenders' counsel), and all documents pertaining to the transfer of H/SIC's management of the H/SIC Properties to Royale.

          (c) Royale and the H/SIC General Partners shall cooperate in good faith and with due diligence to complete in a timely manner all documents necessary or desirable to consummate the Transactions.

     25. Transfer of H/SIC Management. The terms and conditions of the transfer of H/SIC's management of the H/SIC Properties to Royale are set forth on Exhibit "H/SIC Management Transfer" attached hereto.

     26. Lease Guarantee Agreement. In order to maintain the projected net lease income for the H/SIC Property known as 429 Ridge Road, Dayton, New Jersey and the H/SIC Property known as 2601 Market Place, Harrisburg, Pennsylvania, the net lease income from the operation of such properties shall be assured by collateralized security and as otherwise more particularly described in Exhibit "Lease Guarantee Agreement."

     27. Notices. All notices and other communications under this Agreement shall be addressed as follows, shall be sent by a reputable national overnight delivery service and shall be deemed given one (1) business day after delivery and acceptance by such reputable national overnight delivery service:

                  If to H/SIC General Partners or H/SIC:

                           Mr. Clay W. Hamlin, III
                           The Shidler Group
                           One Logan Square - Suite 1105
                           Philadelphia, PA  19103

                                    with a copy to:

                           F. Michael Wysocki, Esquire
                           Saul, Ewing, Remick & Saul
                           3800 Centre Square West
                           Philadelphia, PA  19102

                  If to Royale:

                           Mr. Vernon R. Beck, Chairman
                           Royale Investments, Inc.
                           3430 List Place
                           Minneapolis, MN  55416-4547

                                    with a copy to:

                           John Parsinen, Esquire
                           Parsinen, Kaplan, Levy, Rosberg & Gotlieb, P.A. 100 South 5th Street - Suite 1100
                           Minneapolis, MN  55402

     28. Due Diligence. Royale and the H/SIC General Partners shall cooperate in good faith to assist each other in their respective due diligence efforts and will provide information as reasonably requested, including, without limitation, copies of all existing corporate documentation, partnership documentation, financial information, market studies, leases, engineering reports, environmental reports, surveys, building plans, property contracts, title policies and title reports, zoning and other information, subject at all times to the disclosure requirements of the United States Securities Exchange Commission. In addition, the H/SIC General Partners and Royale shall provide to each other access to their respective properties for inspections (excluding any invasive tests or investigations) of their respective properties, subject to the rights of tenants.

     29. No Public Disclosure. Subject to compliance with federal and state securities law disclosure requirements, Royale and the H/SIC General Partners agree that no press releases or other public disclosures shall be made by Royale (or any person or entity affiliated with or controlled by Royale) or any of the H/SIC General Partners (or any person or entity affiliated with or controlled by any H/SIC General Partner) regarding the Transactions without the prior written approval of Royale and the H/SIC General Partners.

     30. Termination; Default.

          (a) At any time prior to the Closing Date, this Agreement may be terminated (1) by mutual written consent of Royale, the H/SIC General Partners and H/SIC; (2) by

     Royale or the H/SIC General Partners if (A) there shall be any order, or any proceedings for the purpose of obtaining such an order, in effect preventing consummation of the transactions contemplated by this Agreement (other than an order sought by any of the parties), or (B) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any governmental entity that makes consummation of the transactions contemplated by this Agreement illegal, or the economic effect of which would be materially and adversely burdensome to any party to this Agreement or, in the case of any H/SIC Partnership, to the H/SIC Partners of such Partnership (and the party so burdened may elect to terminate), or
     (3) by Royale or the H/SIC General Partners if the Closing Date is not on or prior to one hundred twenty (120) days from the date of this Agreement.

          (b) If this Agreement shall be terminated as provided in Section 30(a), this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto to any other party, except that nothing set forth herein shall relieve a party hereto from liability for its willful breach of this Agreement or its own costs incurred with respect to costs agreed upon by each party prior to such termination. If this Agreement is terminated, each party hereto agrees to return or destroy all documents and other information received from any other party hereto as soon as practicable after the termination of this Agreement.

          (c) Notwithstanding anything contained in this Section 30 or elsewhere in this Agreement to the contrary,

               (1) if Royale defaults in the performance of any of Royale's obligations under this Agreement, the H/SIC General Partners and H/SIC shall, as their sole and exclusive remedy, have the right either (A) to seek specific performance of this Agreement by Royale, or (B) to be paid One Hundred Fifty Thousand Dollars ($150,000) by Royale, and, upon such election by the H/SIC General Partners and H/SIC, Royale shall pay to the H/SIC General Partners and H/SIC One Hundred Fifty Thousand Dollars ($150,000) as liquidated damages and the sole and exclusive remedy, with no action for damages other than $150,000;

               (2) if the H/SIC General Partners or H/SIC default in the performance of any of the obligations of the H/SIC General Partners or H/SIC under the Agreement, Royale shall, as its sole and exclusive remedy, have the right either (A) to seek specific performance of this Agreement by the H/SIC General Partners and H/SIC or (B) to be paid One Hundred Fifty Thousand Dollars ($150,000) by H/SIC General Partners and H/SIC, and, upon such election by Royale, the H/SIC General Partners and H/SIC shall pay to Royale One Hundred Fifty Thousand Dollars ($150,000) as liquidated damages and the sole and exclusive remedy of Royale, with no action for damages other than $150,000.

     31. Miscellaneous.

          (a) This Agreement may not be amended except by an instrument in writing signed by the parties to this Agreement.

          (b) This Agreement together, including the Exhibits attached hereto and the agreements contemplated by the terms of this Agreement (1) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (2) may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument and (3) shall be governed in all respects, including validity, interpretation and effect, by the laws of the Commonwealth of Pennsylvania. All Exhibits attached to this Agreement are made a part of this Agreement.

          (c) This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties named herein and their respective successors; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other parties and any attempted assignment without such consent shall be void and of no effect.

          (d) The titles and captions of the Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

          (e) The representations and warranties set forth in this Agreement shall survive Closing.

          (f) Other than with respect to Section 4 and Section 23, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee or any party hereto or any other person or entity.

          (g) Royale and H/SIC General Partners each agree to execute and deliver, or to cause the execution and delivery of, such other documents, certificates, agreement and other writings and to take such other actions as may be necessary or desirable in order to consummate expeditiously or implement the Transactions.

          (h) The parties to this Agreement understand that the structure of the Transactions may be subject to change as a result of many factors, including, without limitation, federal and state tax considerations, securities laws considerations, the requirements of lenders, and corporate and partnership law considerations. The parties to this Agreement agree to cooperate in good faith to attempt to accommodate any required changes, provided that the ultimate benefits to, and burdens of, this Agreement and the Transactions to the parties remain as specified in this Agreement, notwithstanding any such changes.

          (i) If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                          H/SIC CORPORATION, a Delaware
                               corporation


                             By:
                                ------------------------------

                          STRATEGIC FACILITY INVESTORS, INC., a Delaware limited partnership, the sole general partner of Blue Bell Investment Company, L.P., a Delaware limited partnership


                          By:
                             -------------------------------

                          SOUTH BRUNSWICK INVESTMENT COMPANY, LLC, a New Jersey limited liability company, a general partner of South Brunswick Investors, L.P., a Delaware limited partnership


                          By:
                             -------------------------------

                          COMCOURT INVESTMENT CORPORATION, a Pennsylvania corporation, the sole general partner of ComCourt Investors, L.P., a Delaware limited partnership


                          By:
                             -------------------------------

                          GATEWAY SHANNON DEVELOPMENT CORPORATION, a
                          Pennsylvania corporation, the sole general partners of 6385 Flank Drive, L.P.


                          By:
                             -------------------------------


                          ROYALE INVESTMENTS, INC., a Minnesota corporation


                          By:
                             -------------------------------

Crown Advisors, Inc. and all of its shareholders hereby join in this Agreement for the purpose of confirming its obligation to execute and deliver the documents required to effectuate the provisions of Section 6 and consummate the Transactions.

                                   CROWN ADVISORS, INC.


                                   By:
                                      ------------------------------


                                   SHAREHOLDERS:


                                   ---------------------------------
                                   Vernon R. Beck


                                   ---------------------------------
                                   John Parsinen

                                     Exhibit
                       "H/SIC Partners Unit Consideration"


     The allocation of Royale Common Stock, Common Units and Preferred Units among H/SIC and the H/SIC Partners shall be determined by the H/SIC General Partners and confirmed by H/SIC and the H/SIC Partners at least 10 days in advance of the Closing.

                Exhibit "H/SIC Partners Authorization Agreements"


     The Following agreements shall be executed by the H/SIC Partners and provided at least 10 days prior to the Closing:

     Consent, Authorization and Power of Attorney

     UPREIT Partnership Signature Page

     Subscription Agreement Signature Page

     Accredited Investor Questionnaire

                      Exhibit "H/SIC Properties Violations"


Blue Bell Investment Company, L.P.


The following violations refer to all three Blue Bell Properties, 751/753 Jolly Road, 760 Jolly road, and 785 Jolly Road and the adjacent Option Land.

None

Comcourt Investors, L.P.


The following violations refer to 2605 Interstate Dr. and 2601 Market Place and the adjacent Option Land.

None

South Brunswick Investors, L.P.


The following violations refer to all three South Brunswick Properties 429 Ridge Road, 431 Ridge Road, and 437 Ridge Road along with the Adjacent Option Land.

None

6385 Flank Drive, L.P.


The following violations pertain to 6385 Flank Drive and the adjacent Option
Land.

None



                             Exhibit "H/SIC Leases"
                                                                                                            Annual
                                                                   Square      Expiration  Rental           Rental  Security
      Property              Address              Tenant             Feet          Date      Rate           Revenue  Deposit
      --------              -------              ------             ----          ----      ----           -------   ------

Blue Bell, PA

Unisys World
  Headquarters      751/753 Jolly Road    Unisys                   537,338      Jun-09    $8.06    N   $4,329,171 $12,750,000

Unisys World
  Headquarters      760 Jolly Road        Unisys                   199,380      Jun-09   $12.50    N   $2,492,000     None

Merck Building      785 Jolly Road        Unisys/Merck(1)          218,219      Jun-09    $9.61    N   $2,096,951     None

Harrisburg, PA

6385 Flank Drive    6385 Flank Drive      Orion Capital              8,640      Oct-00   $10.79    N      $93,226     None
                                          Pitney Bowes               6,898      May-01   $10.42    N      $71,877     None
                                          Cowles Magazines          11,309      Mar-02   $10.38    N     $117,387     None
                                          Orion Consulting           3,566      May-02   $10.31    N      $36,765   $2,424
                                          Hershey Foods              2,387      May-02   $10.98    N      $26,209     None
                                                                     -----                                -------
                                                                    32,800                               $345,465
Commerce Court      2601 Market Place     HealthAmerica             42,941      Jul-97   $17.21    G     $738,808     None
                                          Groundwater Sciences       4,293      Sep-99   $17.00    G      $72,981     None
                                          Texas Eastern             17,363      May-00   $16.50    G     $286,490     None
                                          McGraw-Hill                1,467      Apr-02   $17.50    G      $25,673     None
                                          Ernst & Young             17,499      Oct-07   $18.45    G     $322,857     None
                                                                    ------                               --------
                                                                    66,064(2)                          $1,123,951(2)
Conrail Building   2605 Interstate Drive  Health Central            12,699      Dec-00   $14.94    G     $189,723     None
                                          Aerotek                    4,338      Apr-01   $15.00    G      $65,070     None
                                          PA Emergency Mgmt
                                           Agency                   43,828      Nov-01   $14.51    G     $635,944     None
                                          USF&G                     19,903      Jun-02   $13.65    G     $271,676     None
                                          Vacant                     3,500      Sep-02             G           $0
                                                                     -----                                     --
                                                                    84,268                             $1,162,413
Princeton, NJ       429 Ridge Road        Teleport Communications  113,975      Jul-07   $17.62    G   $2,008,240     None
Teleport
Communications
Group Headquarters                        Group (TCG)
                                          Vacant-Teleport
                                            Option Space            28,410(3)   Dec-08   $17.62    G     $500,584 (3) None
                                                                    ------                               --------
                                                                   142,385                             $2,508,824     None
Teleport National HQ 437 Ridge Road       IBM/Teleport              30,000      Dec-06   $11.65    N     $349,500     None
                                          Communications Group(4)

IBM Building         431 Ridge Road       IBM                      170,000      Mar-02    $8.50    N   $1,445,000     None

-----------------------------------------------------------------------------------------------------------------------------
                                                        Total    1,480,454                            $15,352,691
=============================================================================================================================


----------


(1) Merck subleased 50% of building from Unisys and will be leasing the remainder as of January 1, 1999.

(2) The Ernst & Young lease has not been included in the totals as the lease does not commence until November 1, 1997 after the expiration of the HealthAmerica lease (8/1/97).

(3) Teleport has one remaining option for 28,410 s.f. which would bring their total square footage to 142,385. We anticipate this option being exercised shortly.

(4) IBM has leased this building along with 431 Ridge Road under a single lease until 3/31/02. Teleport has entered into a sub-lease with IBM ending 3/31/02 and a lease commencing 4/1/02 and ending 12/31/06 with Landlord.

                                     Exhibit
                      "H/SIC Properties Service Contracts"



ComCourt Investors L.P.

2601 Market Place

      Allied Maintenance                       Janitorial Services
      Bailey Landscape Maintenance             Landscape Maintenance
      Berkshire System                         Fire Alarm System Maintenance
      Brickman Group                           Landscape Maintenance
      Commonwealth Security                    Security System/Remote Alarms
      Cummins Power Systems                    Diesel Generator Maintenance
      First Industrial Management Corp.        Management and Maintenance
      George A. Kint, Inc.                     Fire Extinguisher Service
      Greenhill's Plant Interiors              Interior Plantscape Maintenance
      Guardian Chemical Specialties            Boiler Water Treatment
      Home Paramount Pest Control              Interior Pest Control
      Lencioni's Window Cleaning               Window Cleaning
      McClure Mechanical Services              HVAC Maintenance
      Security Elevator                        Elevator Maintenance
      Suppression Systems, Inc.                Halon Fire Protection Service
      The Protection Bureau                    Security System Maintenance
      Waste Management, Inc.                   Trash Removal Services
      Worldwide Services                       UPS System Maintenance

Blue Bell Investment Co., LP

      None

6385 Flank Drive LP

      Brickman Group                           Landscape Maintenance
      Commonwealth Security                    Security System/Remote Alarms
      First Industrial Management Corp.        Management and Maintenance
      Heintzelman's Window Cleaning            Window Cleaning
      Pealer's Florists                        Interior Plantscape Maintenance
      USA Waste                                Trash Removal Services

Princeton Technology Center

      Bell Atlantic                            Local phone service
      Brickman                                 Landscape maintenance
      Comcast Metrophone                       Cellphone service

Princeton Technology Center
         continued

       Cooper Electric                         Generator maintenance
       Fluidics                                Chiller maintenance
       Jackson-Cross Co.                       Property management
       Klenzoid                                Equipment water treatment
       Landis & Staefa                         Energy management system service
       Manhattan Maintenance                   Cleaning service
       MCI                                     Long distance phone service
       Metro Fire Protection                   Fire alarm system certification
       Metrocall                               Pager service
       Midco Recycling                         Trash recycling service
       Midco Waste Systems                     Trash disposal
       MobileComm                              Pager service
       Public Service Gas & Electric           Electricity & gas
       Security Elevator co.                   Elevator maintenance
       South Brunswick Township                Water & sewer
       Spectaguard                             Fire alarm system monitoring
       Western Termite                         Pest control service


                                     Exhibit
                          "H/SIC Properties Insurance"


            Property                             Carrier                    Coverage

751 Jolly Road                     Sun Insurance Office of America          All Risk     up to $200,000,000
753 Jolly Road                     Sun Insurance Office of America          All Risk     up to $200,000,000
760 Jolly Road                     Sun Insurance Office of America          All Risk     up to $200,000,000
785 Jolly Road                     Sun Insurance Office of America          All Risk     up to $200,000,000
6385 Flank Drive                   Chubb                                    All Risk     up to $30,000,000
2601 Market Place                  Chubb                                    All Risk     up to $30,000,000
2605 Interstate Drive              Chubb                                    All Risk     up to $30,000,000
429 Ridge Road                     Aon Risk Services-                       All Risk     up to $30,000,000
                                       Multiple Carriers
437 Ridge Road                     Aon Risk Services-                       All Risk     up to $30,000,000
                                       Multiple Carriers
431 Ridge Road                     Aon Risk Services-                       All Risk     up to $30,000,000
                                       Multiple Carriers



                                     Exhibit
                               "H/SIC Litigation"




     The only litigation involving any of the H/SIC properties is the lawsuit captioned Nancy Kovac v. Unisys Corporation and Blue Bell Investment Co., L.P. This is a personal injury claim for an alleged fall in Unisys' parking lot. Under Unisys' lease, Unisys as Tenant completely indemnifies Blue Bell Investment Company, L.P. in this matter.

                      Exhibit "H/SIC Environmental Matters"

Blue Bell Investment Company, L.P.

The following reports refer to all three Blue Bell Properties, 751/753 Jolly Road, 760 Jolly Road, and 785 Jolly Road and the adjacent Option Land.

- Site Inspection and Supplemental Document Review performed by Leggette, Brashears, & Graham, Inc. dated February 26, 1997

- Revised Environmental Baseline Report for Unisys Corporation performed by Douglas Burman, PE, REA dated January 1997

-    Environmental Indemnification Agreement for Unisys

Comcourt Investors, L.P.

     2605 Interstate Drive

- Phase I Environmental Site Assessment - Conrail Building performed by GZA GeoEnvironmental dated September 13, 1996

     2601 Market Place and Adjacent Option Land

- Phase I Environmental site Assessment Update - Commerce Court performed by GZA GeoEnvironmental dated September 13, 1996

South Brunswick Investors, L.P.
The following reports refer to all three South Brunswick Properties 429 Ridge Road, 431 Ridge Road and 437 Ridge Road along with the Adjacent Option Land.

- Phase I Environmental Site Assessment Report prepared by Groundwater Technology, Inc. dated October 27, 1994

- Phase I Environmental Update performed by Groundwater Technology, Inc. dated April 19, 1296

-    Asbestos Investigation Report prepared by Galson Corporation dated June,
     1995

-    Galson Summary Letter dated September 20, 1995

- Remedial Investigation Summary Report for Remedial Activities prepared by Kroll Environmental Enterprises, Inc. dated July 1995 submitted by IBM to the New Jersey Department of Environmental Protection (NJDEP)

-    Remediation Agreement between NJDEP and IBM dated May 25, 1994

-    Amended Administrative Consent Order between NJDEP and IBM dated May 24,
     1984

-    Environmental Indemnification Agreement from IBM

6385 Flank Drive, L.P.


The following report pertains to 6385 Flank Drive and the adjacent Option Land.


- Phase I Environmental Site Assessment Report prepared by Groundwater Technology dated February 25, 1994.

                                     Exhibit
                            "H/SIC Personal Property"

ComCourt Investors L.P.

2        Trash Cans - Cafeteria
2        Plastic Cones
1        Forklift
1        Volume-Air Air Balancer
1        Balometer
1        Pitot Tube
2        Temperature Recorders
2        Snapper 21' Mower w/Bag
1        STIHL String Trimmer
1        STIHL Blower/Vacuum
1        Gravely 36' Mower
1        Bench Grinder
2        Trash Cans - Lobbies
1        Wheelbarrow

Blue Bell Investment Co., LP

         None


6385 Flank Drive LP

         None


South Brunswick Investors, L.P.

1 Gateway Pentium desktop computer
2 Gateway 486 laptop computer
1 Hewlett Packard laser printer
1 Panasonic copier
1 Brother fax machine
1 IBM typewriter
1 Panasonic dictaphone transcriber
1 Olympus portable dictaphone unit
8 AT&T Merlin telephone sets
7 Motorola portable 2-way radios
3 Pager units
1 Small refrigerator
1 Bruning blueline drawing printer
8 Large drawing files
1 Secretarial station, files, chair
6 Office desks, credenzas, chairs
1 Conference table & 4 chairs
6 Picnic tables with benches
1 1981 Chevrolet Blazer with winch
1 Fork lift unit
1 Lift aloft bucket truck
Misc. tools, equipment, shelves

                                     Exhibit
                            Royale Personal Property



None that we are aware of.

                                     Exhibit
                           Royale Property Violations


None that we are aware of.



                                     Exhibit
                                  Royale Leases


                                                                                       Square        Expiration     Annual
Property               Address                            Tenant                        Feet         Date           Rental

Cub Food Store         3550 Vicksburg Lane                Fleming Companies, Inc.       67,510       Mar - 11
$522,813.48
                       Plymouth, MN

Cub Food Store         Tenth & I-465                      Wigest Corp.                  67,541       Jul - 11
$548,196.48
                       Indianapolis, IN

Sentry Foods           7601 N. Port Washington   Rd       Fleming Companies, Inc.       36,248       Oct - 10
$158,300.00
                       Glendale, WI

Sentry Foods           3265 Golf Rd.                      Fleming Companies, Inc.       50,000       Nov - 14
$312,201.00
                       Delafield, WI

Supersaver Foods       630 E. Wisconsin Ave               Fleming Companies, Inc.       39,272       May - 14
$249,125.00
                       Oconomowoc, WI

Sunmart                2100 S. Broadway                   Nash-Finch                    46,134       Jan - 14
$305,773.94
                       Minot, ND

Econo Foods            1351 38th St. N.                   Nash-Finch                    60,232       Jan - 14
$334,775.55
                       Peru, IL


                                     Exhibit
                             Royale Purchase Options


Cub Food Store - Plymouth, MN                             None

Cub Food Store - Indianapolis, MN                         None

Sentry Foods - Glendale, WI                               None

Sentry Foods - Delafield, WI                              None

Supersaver Foods - Oconomowoc, WI                         None

Sunmart - Minot, ND                                       None

Econo Foods - Peru, IL                                    None

                                     Exhibit
                           "Royale Service Contracts"




None.

                                     Exhibit
                          "Royale Properties Insurance"


None.

                                     Exhibit
                                Royale Litigation


Evets Corp., a Minnesota Corporation which is owned by Steve Hoyt, is a shareholder of Royale Investments, Inc. and has commenced a mandamus action to compel Royale to produce a Non-Objecting Beneficiary List of shareholders (NOBO
List) and Royale has responded denying any obligation to provide any such list to Evets Corp.


The action is pending.

                                     Exhibit
                          Royale Environmental Matters



Cub Food Store - Plymouth, MN                             None

Cub Food Store - Indianapolis, MN                         None

Sentry Foods - Glendale, WI                               None

Sentry Foods - Delafield, WI                              None

Supersaver Foods - Oconomowoc, WI                         None

Sunmart - Minot, ND                                       None

Econo Foods - Peru, IL                                    None

                      "Schedule of H/SIC Debt Allocations"


     The allocation of Project Specific Mortgages and Other Mortgages shall be determined by the H/SIC General Partners and provided to all parties at least 15 days in advance of the closing.

                                     Exhibit
                           "H/SIC Management Transfer"

     At Closing, H/SIC shall transfer to Royale all of its employees, current and historical property and partnership files and records, management agreements, market research, property submittal and offer databases, software, and The Shidler Group confidential proprietary acquisition and management systems, licenses and publications. In addition, the following furniture, fixtures and equipment shall be transferred:

Office Equipment

       Copy Machines                    Minolta 5430
                                        Xerox

       Fax Machine                      Xerox 7020

       Printer                          HP LaserJet

       Telephone Equipment              Symantec
                                        nine desk phones
                                        two courtesy phones

       Desks                            4 desk layouts with overhead storage

       File Cabinets                    5 Steelcase 5' tall
                                        1 Steelcase Storage Cabinet
                                        3 Steelcase 3' tall

       Kitchen Equipment                Microwave
                                        Refrigerator
                                        Coffee Machine
                                        Table & Chairs
Computers

       Hardware                         2 Dell Pentiums
                                        2 Gateway Pentiums
                                        1 Microcenter - 486
                                        SMC elite 3609TP (10Base-T Concentrator)
                                        Smart-UPS 400 (Battery Backup)

       Network                          Novell - Netware v. 3.12

       Software                         Microsoft Word & Excel
                                        Lotus - spreadsheets Project C
                                        - project analysis FileMaker
                                        Pro - submittal & mailing
                                        database Business Works -
                                        accounting DayTimer - scheduler

       Back-up System                   Mountain Filesafe v. 5.4

       Internet Service Provider        Erol's

       Virus Protection                 Symantec Norton AntiVirus

     At Closing, H/SIC and its shareholders shall represent, covenant and warrant to Royale, and hold Royale harmless, that all relevant and necessary information with respect to the H/SIC Assets held by H/SIC has been transferred, the non-existence of liens or obligations relating to the period of H/SIC's ownership, including Bulk Sales and other unpaid taxes, absence of defaults, valid ownership and authority, compliance with government requirements and other standard provisions normally required in such instances and reasonably acceptable to Royale's counsel. Such representations and warranties shall survive the Closing.


     The allocation of value attributable to the H/SIC Assets shall be determined by the H/SIC General Partner and confirmed by H/SIC and the H/SIC Partners at least 30 days in advance of the Closing.

                                     Exhibit
                           "Lease Guarantee Agreement"


     Two separate agreements shall be entered into and funded at Closing between the UPREIT and (i) the partners of Comcourt Investors, L.P. and (ii) the partners of South Brunswick Investors, L.P. The substance of the agreements shall be as follows:

Comcourt Investors, L.P. ("Comcourt")

     1. Comcourt owns an office building of 66,064 rentable square fee, located at 2601 Market Place, Commerce Park, Harrisburg, PA. The building is 100% leased; however, on July 31, 1997, the lease for HealthAmerica, which occupies 42,941 sq. ft., is scheduled to expire (the "Vacant Space"). Comcourt has executed a replacement lease dated May 30, 1997 between Comcourt as Landlord and Ernst & Young U.S. LLP as Tenant for 17,499 sq. ft. of the Vacant Space, commencing November 1, 1997 for a term of ten years, as well as a lease dated August 8, 1997 with Penn State Geisinger System Services as Tenant for 17,665 sq. ft. of the Vacant Space, commencing November 1, 1997 for a term of ten years, leaving a balance of 7,777 sq. ft. to be leased (the "Unleased Vacant Space"). The Comcourt partners are negotiating with prospective tenants and anticipate that leases for the Unleased Vacant Space will be quickly executed.

     2. The partners are transferring their partnership interests to UPREIT at Closing. As partial consideration for the transfer, the UPREIT has required that the partners of Comcourt provide the UPREIT an agreement to insure that the lease income attributable to the Vacant Space is beginning at the date of Closing attained at the level projected, and, in addition, that the partners of Comcourt by responsible for all tenant improvement and leasing commissions for new leases on the Vacant Space, as well as the Ernst and Young and Penn State Geisinger leases.

     3. The Lease Income From the Vacant Space ("LEASE INCOME") means the stabilized net rent determined on a GAAP basis.

     4. The Comcourt partners shall fund two cash escrows at Closing. Comcourt represents that the amounts escrowed are expected to cover all reasonably anticipated amounts to be needed, based upon the lease terms and conservative assumptions. The escrow amounts set forth below shall be reduced to the extent that, prior to Closing, additional leasing of Vacant Space is achieved and/or tenant improvements and/or leasing commissions are paid by Comcourt.

          (a) The first escrow shall be in cash in the amount of $296,897 (the "Comcourt LEASE INCOME Escrow") and shall be used by the UPREIT to the extent required on a monthly basis to supplement the income as necessary to achieve the LEASE INCOME, beginning at Closing.

               (i) Upon lease up, commencement of occupancy and payment of rent for the Vacant Space, the remaining balance of the Comcourt LEASE INCOME Escrow shall be released to the Comcourt partners, provided that the LEASE INCOME has been achieved. If the LEASE INCOME has not been achieved, the amount retained shall be the present value of the amount of the annualized deficit below the LEASE INCOME from such time multiplied by the number of years remaining on the lease.

          (b) The second cash escrow shall be created by the Comcourt partners in the amount of $945,104 for tenant improvements and leasing commissions for the Vacant Space, as well as the full amount of improvements to be incurred for the Ernst & Young space and the Penn State Geisinger space per the attached schedule (the "Comcourt TI Escrow"). Such amount shall be fully funded in cash at Closing. Payments from the Comcourt TI Escrow shall be drawn for tenant improvements and leasing commissions for new tenants as incurred by the UPREIT. Amounts not expended shall be refunded to the Comcourt partners upon lease up of the Vacant Space.

South Brunswick Investors, L.P. ("SBI")


     1. SBI owns an office building of 142,385 rentable square feet, located at The Princeton Technology Center, 431 Ridge Road, Dayton, NJ. The building has been undergoing a total renovation and lease up since 1996. 113,975 square feet have been leased to the tenant, Teleport Communications Group, Inc. ("TCG"), for a 10 year initial term. TCG has exercised an option to lease the remaining 28,410 sq. ft. (the "Vacant Space") for a ten year term commencing February 1, 1998. The SBI partners have represented to the UPREIT that all capital improvements respecting the renovation and all tenant improvements for the 113,975 of leased space and the 28,410 option space shall be paid at Closing.

     2. The SBI partners are transferring their partnership interests to the UPREIT at Closing. As partial consideration for the transfer, the SBI partners will provide one cash escrow to subsidize the net income attributable to the Vacant Space from the date of Closing until the commencement of rent and another cash escrow to fund all tenant improvement and leasing commissions for the new lease on the Vacant Space.

     3. The Lease Income From the Vacant Space ("LEASE INCOME") means the stabilized net rent determined on a GAAP basis.

     4. The SBI partners shall fund two cash escrows at Closing. SBI represents that the amounts escrowed are expected to cover all reasonably anticipated amounts to be needed, based upon the lease terms. The escrow amounts set forth below shall be reduced to the extent that, prior to Closing, tenant improvements, leasing commission or capital improvements are otherwise paid for which escrowed monies are to be provided hereinafter.

          (a) The first escrow shall be in cash in the amount of $245,563 (the "SBI LEASE INCOME Escrow") and shall be used by the UPREIT to the extent required on a monthly basis to supplement the income as necessary to achieve the LEASE INCOME, beginning at Closing.

               (i) Upon commencement of occupancy and payment of rent for the Vacant Space, the remaining balance of the SBI LEASE INCOME Escrow, if any, shall be released to the SBI partners.

          (b) The second cash escrow shall be created by the SBI partners at Closing in the amount of $3,435,350 for the full amount of improve-ments to be incurred for (i) any accrued but unpaid capital improvements for the building renovation and unpaid leasing commissions and tenant improvements for the 113,975 sq. ft. of leased space as of the date of Closing, and (ii) tenant improvements and leasing commissions for the Vacant Space, as per the attached schedule (collectively, the "SBI TI Escrow"). Such amount shall be fully funded in cash at Closing. Payments from the SBI TI Escrow shall be drawn for tenant improvements and leasing commissions as incurred by the UPREIT. Amounts not expended shall be refunded to the SBI partners upon rent commencement of the Vacant Space.

                              Comcourt Lease Income
                                2601 Market Place


                            MONTH           1          2             3
                                          Oct-97     Nov-97    (thereafter)

Square footage  7,777
Rent-E & Y                                24,352
Rent-Penn State                           24,289
Rent-Vacant Space                         11,971     11,971       11,971
Reimbursements                                 0          0            0
                                      --------------------------------------
         Total Income                     60,612     11,971       11,971
Less Expense Reduction                    (2,021)    (2,021)      (2,021)
                                      ======================================
Lease Income Guarantee                    58,591      9,950        9,950
                                      ======================================






                          Years
Present Value @   5%        2         296,897


                               Comcourt TI Escrow
                                2601 Market Place


Commerce Court
                                                        Tenant                                    Capital
Tenant                           Square Footage      Improvements          Commissions          Improvements           Total
------                           --------------      ------------          -----------          ------------           -----

Ernst & Young                        17,499          316,732                 73,617                                   390,349

Penn State/Geisinger                 17,665          247,310                121,087                                   368,397

Vacant Space                          7,777           82,770                 30,425                                   113,195

----------------------------------------------------------------------------------------------------
      Total Commerce Court                           646,812                225,129                  0                871,941

----------------------------------------------------------------------------------------------------


Conrail Building
                                                        Tenant                                    Capital
Tenant                           Square Footage      Improvements          Commissions          Improvements           Total

PEMA                                                    73,163                                                         73,163

----------------------------------------------------------------------------------------------------
      Total Conrail                                     73,163                    0                  0                 73,163

----------------------------------------------------------------------------------------------------


====================================================================================================
                   TOTAL                               719,975              225,129                  0                945,104

====================================================================================================





                                SBI Lease Income
                                 429 Ridge Road

                                  Month       1                  2                 3                  4
                                            Oct-97            Nov-97             Dec-97             Jan-98             Total

Square footage   28,410
TCG Option Payment Refund                                                                           85,230            85,230
Rent                                      41,913              41,913             41,913             41,913           167,651
Reimbursements                               988                 988                988                988             3,951

----------------------------------------------------------------------------------------
         Total Income                     42,901              42,901             42,901            128,131           256,832
Less Expense Reduction                    (2,817)             (2,817)            (2,817)            (2,817)          (11,269)

========================================================================================
Less Income Guarantee                      0,083              40,083             40,083            125,313           245,563

========================================================================================




                                  SBI TI Escrow
                                 429 Ridge Road


                                                                   Tenants                              Capital
Tenant                                           Square Footage  Improvements     Commissions      Improvements
Total

Teleport Communications Group                                         292,000         106,000
398,000
  Initial Lease-Existing Obligations

Teleport Communications Group                          26,425       1,057,000         285,950
1,342,950
  First Option Space - already exercised

Teleport Communications Group                          28,410       1,136,400         305,000          80,000
1,521,400
  Second Option Space - already exercised

General Property Improvements                                                                         173,000
173,000
                                             ==================================================== =================
===============
Totals                                                              2,485,400         696,950         253,000
3,435,350
                                             ==================================================== =================
===============


                                   EXHIBIT 2



                                  AMENDMENT TO
                        FORMATION/CONTRIBUTION AGREEMENT


     THIS AMENDMENT TO FORMATION CONTRIBUTION AGREEMENT ("Amendment") dated as of the 13th day of October, 1997 by and among ROYALE INVESTMENTS, INC., a Minnesota corporation ("Royale"), H/SIC CORPORATION, a Delaware corporation ("H/SIC"), STRATEGIC FACILITY INVESTORS, INC., a Delaware corporation ("Strategic"), the sole general partner of BLUE BELL INVESTMENT COMPANY, L.P., a Delaware limited partnership ("Blue Bell"), SOUTH BRUNSWICK INVESTMENT COMPANY, LLC, a New Jersey limited liability company ("SBIC"), a general partner of SOUTH BRUNSWICK INVESTORS, L.P., a Delaware limited partnership ("South Brunswick"), COMCOURT INVESTMENT CORPORATION, a Pennsylvania corporation ("ComCourt Corporation"), the sole general partner of COMCOURT INVESTORS, L.P., a Delaware limited partnership ("Comcourt"), and GATEWAY SHANNON DEVELOPMENT CORPORATION, a Pennsylvania corporation ("Gateway"), the sole general partner of 6385 FLANK DRIVE, L.P., a Pennsylvania limited partnership ("Flank Drive") (collectively, the "Parties").

                                   BACKGROUND

     The Parties are party to a certain Formation/Contribution Agreement dated as of September 7, 1997 (the "Formation Agreement"), pursuant to which the Parties agreed to pursue a series of transactions, the general structure of which is set forth in the Formation Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Formation Agreement.

     Section 26 and Exhibit "Lease Guarantee Agreement" of the Formation Agreement together outline terms calling for the funding of certain escrows by the partners of Comcourt and South Brunswick (the "Partners") at Closing. The Parties have agreed to modify these provisions in a manner intended to facilitate the overall transaction.

     The Parties also desire to amend the definition of H/SIC Assets, Section 9(d)(9) and Exhibit "UPREIT Agreement Terms" of the Formation Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to the following modifications of the terms of the Formation Agreement:

     1. On the Closing Date, the Partners shall, in lieu of two escrows designed to subsidize the lease income of Comcourt and South Brunswick (the "Receiving Partnerships"), fund, or cause to be funded, a single rent escrow account (the "Rent Escrow"). The Rent Escrow shall be in the amount set forth in the Exhibit "Lease Income" attached hereto and shall be deposited in an account to be held and disbursed by Bankers Trust Company pursuant to the provisions of that certain Credit Agreement to be executed by Royale, FCO, L.P., FCO Holdings, Inc., Blue Bell, Comcourt, South Brunswick, and Flank Drive in connection with the H/SIC Properties Indebtedness (the "Credit Agreement"). The Rent Escrow shall be delivered in its entirety to the Receiving Partnerships pursuant to the schedule set forth in Exhibit "Lease Income", and the partners shall not be entitled to the return of any portion of the Rent Escrow.

     2. On the Closing Date, the Partnerships (and not the Partners) shall, in lieu of two escrows designed to finance certain tenant improvement obligations of the Receiving Partnerships, fund a single tenant improvement escrow account (the "Tenants Costs"). The TI Escrow shall be funded in the amount set forth in the Exhibit "TI Escrow" attached hereto and shall be deposited in an account to be held and disbursed by Bankers Trust Company pursuant to the provisions of the Credit Agreement. The TI Escrow shall be delivered in its entirety to the Receiving Partnerships pursuant to the schedule set forth in Exhibit "Tenants Costs", and the Partners shall not be entitled to the return of any portion of the TI Escrow.

     3. The definition of H/SIC Assets in the Formation Agreement is amended to read as follows:

          "H/SIC Assets" shall mean H/SIC's furniture, fixtures, equipment and proprietary assets.

     4. Section 9(d)(9) of the Formation Agreement is hereby amended to read as follows:

               "(9) Except as otherwise provided in Section 7(f) and except to the extent the UPREIT Agreement may provide for a shorter holding period or for shorter holding periods, such Contributor acknowledges and agrees that (A) the Common Units to be issued at Closing shall not be exchangeable or exchanged for Royale Common Stock for a period of thirteen (13) months from and after the date of Closing, and (B) Preferred Units to be issued at Closing shall not be exchangeable or exchanged for Royale Common Stock for a period of twenty-five (25) months from and after the Closing Date. Common Units and Preferred Units received by the Retained Partners at the Retained Interests Closing shall not be subject to any holding period and the Retained Partners shall have the right to exchange immediately for Royale Common Stock such Common Units and Preferred Units received at the Retained Interests Closing."

     5. The paragraph captioned "Management Expenses" is hereby deleted from Exhibit "UPREIT Agreement Terms" of the Formation Agreement. The Parties agree that the Limited Partnership Agreement of FCO, L.P. to be executed at Closing satisfies the requirements of Exhibit "UPREIT Agreement Terms."

     6. This Amendment may not be amended except by an instrument in writing signed by the parties to this Amendment.

     7. This Amendment may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument and shall be governed in all respects by the laws of the Commonwealth of Pennsylvania.

     8. As amended by this Amendment, the Formation Agreement shall remain in full force and effect.

     9. This Amendment shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties named herein and their respective successors.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                          H/SIC CORPORATION, a Delaware
                            corporation


                          By:
                              -------------------------------

                          STRATEGIC FACILITY INVESTORS, INC., a Delaware limited partnership, the sole general partner of Blue Bell Investment Company, L.P., a Delaware limited partnership


                          By:
                              -------------------------------

                          SOUTH BRUNSWICK INVESTMENT COMPANY, LLC, a New Jersey limited liability company, a general partner of South Brunswick Investors, L.P., a Delaware limited partnership


                          By:
                              -------------------------------



                       (SIGNATURES CONTINUED ON NEXT PAGE)

                           COMCOURT INVESTMENT CORPORATION, a Pennsylvania corporation, the sole general partner of ComCourt Investors, L.P., a Delaware limited partnership


                          By:
                              -------------------------------

                           GATEWAY SHANNON DEVELOPMENT CORPORATION, a
                           Pennsylvania corporation, the sole general partners of 6385 Flank Drive, L.P.


                          By:
                              -------------------------------

                          ROYALE INVESTMENTS, INC., a
                            Minnesota corporation


                          By:
                              -------------------------------


Crown Advisors, Inc. and its shareholders join in this Amendment.

                          CROWN ADVISORS, INC.


                          By:
                              -------------------------------

                          SHAREHOLDERS:


                          -----------------------------------
                          Vernon R. Beck


                          -----------------------------------
                          John D. Parsinen

                               Exhibit "TI Escrow"


                                                      Square          Tenant                              Capital
                      Tenant                          Footage      Improvements       Commissions      Improvements     Total

429 Ridge Road
 Teleport Communications Group                       87,550        291,805            103,723           30,000        425,528
   Initial Lease - Existing Obligations

 Teleport Communications Group                       26,425              0            359,450                         359,450
   First Option Space - already exercised

 Teleport Communication Group                        28,410      1,136,400            335,790           70,000      1,542,190
   Second Option Space - already exercised

 General Property Improvements                                                                          104,00        104,000
                                               ------------------------------------------------------------------------------
      Total Ridge Road                                           1,428,205            798,963          204,000      2,431,168
                                                 ----------------------------------------------------------------------------

Commerce Court
 Ernst & Young                                       17,499        197,091             98,617                         295,708

 Penn State/Geisinger                                17,665        247,310            143,565                         390,875

 Groundwater Sciences                                 4,702          8,528                  0                           8,528

 Penn State/Geisinger 1st Floor                       7,763         33,500             15,053                          48,553
                                                 ----------------------------------------------------------------------------
      Total Commerce Court                                         486,429            257,235                0        743,664
                                                 ----------------------------------------------------------------------------

Conrail Building
 PEMA                                                               51,161                                             51,161
                                                  ---------------------------------------------------------------------------
      Total Conrail                                                 51,161                  0                0         51,161
                                                  ---------------------------------------------------------------------------

                           TOTAL                                 1,965,795          1,056,198          204,000      3,225,993
                                                   ==========================================================================


                                  Schedule 5.6

                                  Lease Income


                                               Oct-97          Nov-97            Dec-97            Jan-98             Total

429 Ridge Road
TCG Option Payment Refund                                                                           92,333             92,333

Rent                                            24,222          41,715             41,715           41,715            149,368


Reimbursements                                     574             988                988              988              3,537
                                                -----------------------------------------------------------------------------
   Total Income                                 24,796          42,703             42,703          135,036            245,238

Less Expense Reduction                          (1,636)         (2,817)            (2,817)          (2,817)
(10,088)

  Lease Income Reserve                          23,160          39,886             39,886          132,218            235,150
                                                =============================================================================

Commerce Court                                  Oct-97          Nov-97             Dec-97       Thereafter              Total

Rent - E &Y                                      4,140

Rent - Penn State                               14,103

Rent - Penn State - 1st Fl                       5,785

Rent - Vacant Space                                321             553                553           10,695
                                                -----------------------------------------------------------------------------
  Total Income                                  34,349             553                553           10,695             46,150

Less Expense Reduction                               0               0                  0                0                  0
                                                -----------------------------------------------------------------------------

  Lease Income Reserve                          34,349             553                553           10,695             46,150
                                                =============================================================================

                                                =============================================================================
Total Rent Reserve                              57,509          40,439             40,439          142,913            281,300
                                                =============================================================================
